UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Laureate Education, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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YOUR VOTE IS IMPORTANT. Please sign, date and return the enclosed Proxy Card promptly, whether or not you plan to attend the Laureate Education, Inc. Annual Meeting.

LAUREATE EDUCATION, INC.

1001 Fleet Street

Baltimore, Maryland 21202

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 21, 2005

To the Stockholders of Laureate Education, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders of Laureate Education, Inc. (“Laureate’’) will be held at Courtyard Marriott – Inner Harbor, 1000 Aliceanna Street, Baltimore, Maryland 21202, on June 21, 2005 at 9:00 a.m. (Eastern Time) for the following purposes:

I.                    To elect three Class II Directors and one Class III Director.

II.                To approve and ratify the adoption of the 2005 Stock Incentive Plan.

III.           To ratify the selection of Ernst & Young LLP as the independent auditors of Laureate for the year ending December 31, 2005.

IV.  To transact such other business as may properly come before the meeting.

Accompanying this notice is a Proxy Card, Proxy Statement, and Laureate’s Annual Report for the year ended December 31, 2004. Whether or not you expect to be present at the Annual Meeting, please sign and date the Proxy Card and return it in the enclosed envelope provided for that purpose prior to the date of the Annual Meeting. Your Proxy may be revoked at any time prior to the time that it is voted at the Annual Meeting. The Board of Directors fixed April 15, 2005 as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. Only stockholders of record at the close of business on April 15, 2005 will be entitled to vote at the Annual Meeting.

You are cordially invited to attend the Annual Meeting, and you may vote in person regardless of whether or not you have returned your Proxy Card.

BY ORDER OF THE BOARD OF DIRECTORS

Robert W. Zentz

Secretary

Baltimore, Maryland

April 30, 2005

LAUREATE EDUCATION, INC.

1001 Fleet Street

Baltimore, Maryland 21202

(410) 843-8000

PROXY STATEMENT

INTRODUCTION

This Proxy Statement and the accompanying proxy are furnished to stockholders of Laureate Education, Inc. (‘‘Laureate’’) in connection with the solicitation of proxies by Laureate’s Board of Directors to be used at the Annual Meeting of Stockholders described in the accompanying notice and at any adjournments thereof (the ‘‘Annual Meeting’’). The purpose of the Annual Meeting is to: 1) elect three Class II Directors, and one Class III Director, 2) approve and ratify the adoption of the 2005 Stock Incentive Plan, 3) ratify the selection of Ernst & Young LLP as independent auditors of Laureate for the year ending December 31, 2005 and, 4) transact such other business as may properly come before the Annual Meeting. This Proxy Statement and the accompanying Proxy Card are first being sent to stockholders on or about May 13, 2005.

The record of stockholders entitled to notice of and to vote at the Annual Meeting was taken as of the close of business on April 15, 2005 (the ‘‘Record Date’’).  On the Record Date, there were outstanding and entitled to vote 49,365,357 shares of Common Stock, par value $.01 per share (the ‘‘Laureate Common Stock’’).

The presence, in person or by proxy, of the holders of a majority of the shares of Laureate Common Stock issued and outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum at the meeting. In the election of Directors, each share of Laureate Common Stock may be voted for as many individuals as there are Directors to be elected. Votes may be cast ‘‘FOR’’ the election of a Director; cumulative voting is not permitted. Those individuals receiving the highest number of votes ‘‘FOR’’ election to the Board of Directors shall be considered duly elected.  A proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more Directors will not be counted in the election of Directors although it will be counted for purposes of determining whether a quorum is present. For all matters except the election of Directors, each share is entitled to one vote. The affirmative vote of a majority of the shares of Laureate Common Stock present in person or represented by proxy at the Annual Meeting is required for approval and/or ratification of all matters (other than the election of Directors) being submitted to the stockholders for their consideration. An automated system administered by Laureate’s transfer agent will be used to tabulate the votes. Abstentions, votes against or withholding approval and broker non-votes will be counted to determine whether a quorum is present. Abstentions and votes against or withholding approval will be counted as votes against any given proposal, whereas broker non-votes will not be counted in determining whether a particular proposal has been approved by the stockholders.

This solicitation is being made primarily by mail, but Laureate Directors, officers and employees may also engage in the solicitation of proxies by telephone.  Laureate is paying the cost of soliciting proxies.  Laureate will not pay compensation in connection with the solicitation of proxies, except as reimbursement to brokers, custodians, nominees and other record holders for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners.

Voting By Proxy

The Board of Directors has selected Douglas L. Becker to act as proxy with full power of substitution. Any stockholder executing a proxy has the power to revoke the proxy at any time before it is voted at the Annual Meeting. This right of revocation is not limited or subject to compliance with any formal procedure. Any stockholder may attend the meeting and vote in person, whether or not he or she has previously given a proxy.

With respect to the proposal regarding election of Directors, stockholders may (a) vote in favor of all nominees, (b) withhold their votes as to all nominees or, (c) withhold their votes as to specific nominees by so indicating in the appropriate space on the enclosed Proxy Card.  With respect to the proposals to approve and ratify the 2005 Stock Incentive Plan and the appointment of Ernst & Young LLP as Laureate’s independent auditors for the year ending December 31, 2005, stockholders may (i) vote ‘‘for’’, (ii) vote ‘‘against’’, or (iii) abstain from voting as to either such matter. All properly executed Proxy Cards delivered by stockholders and not revoked will be voted at the Annual Meeting in accordance with the directions given. If no specific instructions are given with regard to the matters to be voted upon, the shares represented by a properly executed Proxy Card will be voted ‘‘FOR’’ the election of each of management’s nominees for Director, to approve and ratify the 2005 Stock Incentive Plan and the appointment of Ernst & Young LLP as Laureate’s independent auditors.   Management knows of no other matters that may come before the Annual Meeting for consideration by the stockholders. However, if any other matters properly come before the Annual Meeting, the person named in the enclosed Proxy Card as proxy will vote upon such matters in accordance with his judgment.

Stockholders who do not expect to attend the Annual Meeting in person are urged to execute and return the enclosed Proxy Card promptly. Any stockholder delivering a proxy has the power to revoke it at any time before it is voted by giving written notice of revocation to the Secretary of Laureate, by executing and delivering to the Secretary a Proxy Card bearing a later date, or by voting in person at the Annual Meeting. Any stockholder also may be represented by another person at the Annual Meeting by executing a form of proxy designating such person to act on the stockholder’s behalf at the Annual Meeting.

IF YOU DECIDE TO VOTE BY PROXY, YOUR PROXY CARD WILL BE VALID ONLY IF YOU SIGN, DATE AND RETURN IT BEFORE THE ANNUAL MEETING.

I.   ELECTION OF LAUREATE DIRECTORS

The Board of Directors is comprised of nine persons separated into three classes, with each class serving a three-year term.  R. Christopher Hoehn-Saric, John A. Miller and David A. Wilson currently serve in Class II and are subject to re-election to three-year terms beginning at the 2005 Annual Meeting.  On June 30, 2004, Laurence M. Berg resigned from the Board. On February 25, 2005, the Board elected Isabel Aguilera in Mr. Berg’s place as a Class III Director to serve until the 2005 Annual Meeting. Isabel Aguilera is subject to election to a one-year term beginning at the 2005 Annual Meeting, and all three Directors serving in Class III will be subject to re-election to a three-year term beginning at the 2006 Annual Meeting.  Three Directors serve in Class I and will be subject to re-election for a three-year term beginning at the 2007 Annual Meeting.

Each of the nominees has agreed to serve as a Director if elected.  If any nominee cannot serve for any reason (which is not anticipated), the Board of Directors may designate a substitute nominee.  If that happens, the Company will vote all valid proxies for the election of the substitute nominee.  The Board of Directors may also decide to leave the Board seat or seats vacant until a suitable candidate is located, or the Board may decide to reduce the size of the Board.

The individuals receiving the highest number of votes “FOR” election to the Board of Directors will be considered duly elected.

The Board of Directors unanimously recommends that stockholders vote “FOR” the four nominees for Director.

Information Concerning Nominees

The following table presents information concerning the persons nominated by the Board of Directors for election at the Annual Meeting as the three Class II Directors and the Class III Director.  Information with respect to the number of shares of the Laureate Common Stock beneficially owned by each of the nominees, directly or indirectly, appears on page 19 of this Proxy Statement.

Name and Age	Director Since	Nominated for Term Expiring	Principal Occupation, Directorships with Public Companies and other Information

R. Christopher Hoehn-Saric (42)	December 1986	2008 Annual Meeting

In June 2003, Mr. Hoehn-Saric assumed the position of Chief Executive Officer and a Director of Educate, Inc. From February 2000 to June 2003, Mr. Hoehn-Saric was the Chairman and Chief Executive Officer of Sylvan Ventures. Previously, Mr. Hoehn-Saric had served as Chairman and Co-Chief Executive Officer of Sylvan Learning Systems, Inc. (“Sylvan”) the predecessor to Laureate since April 1993 and was President of Sylvan from 1988 until 1992.

John A. Miller (51)	October 2001	2008 Annual Meeting

Mr. Miller has been the President since 1987 of North American Corporation of Illinois, a multi-divisional supplier and solutions provider specializing in industrial paper products, specialty packaging, and other commercial consumables.Mr. Miller is also a Director of Atlantic Premium Brands, Inc. and Alberto Culver Company.

David A. Wilson (63)	June 2002	2008 Annual Meeting

Mr. Wilson has been President and CEO of the Graduate Management Admission Council, a not-for-profit education association dedicated to creating access to graduate management and professional education, which provides the GMAT (Graduate Management Admission Test), since 1995. From 1978 to 1994, Mr. Wilson was a partner and managing partner of Ernst & Young LLP.

Isabel Aguilera (44)	February 2005	2006 Annual Meeting

Ms. Aguilera has been Chief Operating Officer of NH Hoteles since May 2002. Previously, she had been Chief Executive Officer and Director of Dell Computer Corporation for Spain, Italy and Portugal, since March 1997. She serves as a Director for several non-profit Spanish organizations such as Instituto de Empresa and the Association for the Progress of Management.

Information Concerning Continuing Directors

Name and Age	Director Since	Term Expires	Principal Occupation, Directorships with Public Companies and other Information

R. William Pollock (76)	December 1995	2006 Annual Meeting

Mr. Pollock serves as Chairman of the Board of Drake Holdings Limited, a company that owns interests in various businesses throughout the world. He also was one of the prior owners of Drake Prometric, L.P., acquired by Sylvan in 1995 and sold in 2000. Mr. Pollock founded Drake International Inc. in Canada in 1951. Mr. Pollock is also a

Name and Age	Director Since	Term Expires	Principal Occupation, Directorships with Public Companies and other Information

Director of DiscoverWare Inc. in Canada.

Wolf H. Hengst (61)	June 2003	2006 Annual Meeting

Mr. Hengst has been President of Worldwide Hotel Operations for Four Seasons Hotels and Resorts since 1998.Prior to 1998, Mr. Hengst held various positions within Four Seasons, including Executive Vice President, Operations, President of Regent International Hotels beginning in 1992, Vice President in charge of Eastern North America, Mexico and Europe beginning in 1987, Corporate Vice President beginning in 1985, Regional Vice President/General Manager of the Four Seasons Hotel in Houston beginning in 1981 and opening general manager of the Four Seasons Hotel in Washington D.C. in 1978.

Douglas L. Becker (39)	December 1986	2007 Annual Meeting

Mr. Becker has been Chairman and Chief Executive Officer of Laureate since February 2000. Previously, he had been President and Co-Chief Executive Officer of Sylvan since April 1993. From February 1991 through April 1993, Mr. Becker was the Chief Executive Officer of the Sylvan Learning Center Division of Sylvan. Mr. Becker also serves as a Director of Educate, Inc. and Constellation Energy Corporation.

James H. McGuire (61)	December 1995	2007 Annual Meeting

Mr. McGuire has served as President of NJK Holding Company since 1992. NJK Holding Company controls some of the interests of Nasser J. Kazeminy (one of the prior owners of Drake Prometric, L.P., acquired by Sylvan in 1995 and sold in 2000) in various businesses throughout the country. Mr. McGuire is also a Director of Digital Insight Corporation.

Richard W. Riley (72)	June 2001	2007 Annual Meeting

Mr. Riley is currently a partner with the law firm of Nelson Mullins Riley & Scarborough in South Carolina. From 1992 until 2001, Mr. Riley served as U.S. Secretary of Education. Mr. Riley was Governor of South Carolina from 1978 through 1985.

Information Regarding the Laureate Board, Committees and Remuneration

During calendar year 2004, there were five regular meetings and one special meeting of the Board of Directors.  Messrs. McGuire, Riley, Miller, Hengst, Becker and Pollock attended the 2004 Annual Meeting of Shareholders.  Each Director attended at least 90% of the total number of meetings of the Board and Board Committees of which the Director was a member.  The Laureate Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.  Each member of the Audit, Compensation and Nominating and Corporate Governance Committees is independent as defined under current NASDAQ listing standards.

The Audit Committee meets with Laureate’s independent auditors to: (i) review whether satisfactory accounting procedures are being followed by Laureate and whether its internal accounting controls are adequate, (ii) monitor audit and non-audit services performed by the independent auditors, (iii) approve fees charged by the independent auditors, and (iv) all other oversight and review of the Company’s financial reporting process. The Audit Committee also reviews the performance of the independent auditors and selects annually the firm of independent auditors to recommend to the shareholders to audit the Company’s financial statements. During 2004, independent Directors David A. Wilson, James H. McGuire, and John A. Miller were the members of the Audit Committee.  There were twelve meetings of the Audit Committee during 2004.  The report of the Audit Committee required by the rules of the Securities and Exchange Commission is included in this Proxy Statement.  The Audit Committee Charter is available on the Laureate website at www.Laureate-inc.com.

The Compensation Committee establishes the compensation for the Chief Executive Officer (CEO) and approves recommendations for the other executive officers of Laureate and generally reviews benefits and compensation for all officers and employees. It also administers Laureate’s stock option plans. During 2004, independent Directors James H. McGuire, John A. Miller and Wolf H. Hengst were the members of the Compensation Committee.  There were eight meetings of the Compensation Committee during 2004.  The report of the Compensation Committee required by the rules of the Securities and Exchange Commission is included in this Proxy Statement.  The Compensation Committee Charter is available on the Laureate website at www.Laureate-inc.com.

The Nominating and Corporate Governance Committee screens and evaluates candidates for vacancies on the Laureate Board of Directors and committees thereof, reviews Board compensation matters and reviews and monitors corporate governance matters.  During 2004, independent Directors Richard Riley and R. William Pollock were the members of the Nominating and Corporate Governance Committee, which met on two occasions.  The Nominating and Corporate Governance Committee Charter is available on the Laureate website at www.Laureate-inc.com.

In evaluating and determining whether to nominate a candidate for a position on Laureate’s Board, the Nominating and Corporate Governance Committee will consider the criteria outlined in the Company’s corporate governance policy, which include high professional ethics and values, relevant management and/or educational experience and a commitment to enhancing shareholder value.  In evaluating candidates for nomination, the Committee utilizes a variety of methods.  The Committee regularly assesses the size of the Board, whether any vacancies are expected due to retirement or otherwise, and the need for particular expertise on the Board.  Candidates may come to the attention of the Committee from current Board members, shareholders, professional search firms, officers or other persons.  The Committee will review all candidates in the same manner regardless of the source of the recommendation, including a stockholder.

Under the Bylaws, nominations for Director may be made only by the Board of Directors or a committee thereof or by a stockholder of record who delivers notice along with the additional information and materials required by the Bylaws to the corporate Secretary not less than 90 days and no more than 120 days before the first anniversary date of the mailing date for the preceding year’s annual meeting.  For the annual meeting in 2006, the Company must receive this notice between January 13, 2006 and February 12, 2006.  Interested parties may obtain a copy of the Bylaws by writing to the General Counsel/Corporate Secretary at Laureate Education, Inc., 1001 Fleet Street, Baltimore, Maryland 21202.  A copy of the Bylaws has been filed with the SEC.

The Board has adopted Corporate Governance Guidelines, drafted by the Nominating and Governance Committee.  These guidelines are available on the Laureate website at www.Laureate-inc.com.

Laureate has adopted a Code of Ethics and Conduct that applies to all of its Directors, officers (including its Chief Executive Officer, Chief Financial Officer, Controller and any person performing similar functions) and employees.  The Company has conducted training sessions at each of its locations and at each of its universities for all levels of employees and officers.  The Company provides all of its significant vendors with a copy of the Code and maintains a hotline in three languages to allow for communication of any concerns.  In satisfaction of the requirements of SEC Regulation S-K, Item 406(d), the Company states its intention to post on its website, www.Laureate-inc.com, any amendment to, or waiver of, any provision of the Code that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.  The Company has not granted any such waiver and does not anticipate ever granting such waiver.  Laureate has made the Code of Ethics and Conduct available on its website at www.Laureate-inc.com.

Directors who are not employees of Laureate receive compensation of $15,000 per year for service on the Laureate Board, $10,000 per year for service as the Chairman of the Compensation or Audit Committee, $5,000 per year for service as the Chairman of the Nominating and Corporate Governance Committee, $1,200 per regular meeting of the Board held in the US, $2,400 per regular meeting of the Board held outside the US, $1,200 per committee meeting and $600 per committee meeting attended via telephone (currently, Mr. Pollock does not receive compensation from Laureate for Board or Committee service).  All Directors are reimbursed for their out-of-pocket expenses in connection with attending meetings. Each independent Director, upon appointment, election or re-election to the Laureate Board, and continuation of service on the Laureate Board as of January 1 of each year as long as the director continues as a Director, is granted a vested option to purchase 6,500 shares of Laureate Common Stock at an exercise price equal to the fair market value of the stock on the date of the grant.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon the Company’s records and other information, the Company believes all of its Directors and Executive Officers and other stockholders who may own 10% or more of Laureate Common Stock have complied with the requirements of the Securities and Exchange Commission to report ownership and transactions which change ownership.

Certain Relationships and Related Transactions

As part of the sale of the K-12 segment to Educate, Inc. (“Educate”), Laureate entered into a management services agreement with Educate for the receipt of accounting, benefits, IT, human resources, purchasing and payroll services for a period of three years from July 1, 2003.  For the same period, Laureate will provide certain tax and treasury services to Educate.  The annual net amount payable under this agreement by Laureate is approximately $3 million.  Messrs. Hoehn-Saric and Becker are Directors of Educate, and Mr. Hoehn-Saric is Educate’s Chief Executive Officer.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

The Compensation Committee consists of Messrs. Hengst, McGuire and Miller.  All of the members of the Compensation Committee as presently constituted are independent Directors and do not have compensation committee interlocks.

Compensation of Executive Officers

Compensation of Executive Officers.  The following table shows for the years ended December 31, 2004, 2003 and 2002, compensation paid by Laureate, including salary, bonuses, stock options and certain other compensation, to its Chief Executive Officer and each of its other most highly compensated executive officers on December 31, 2004 (the “Named Executive Officers”):

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation Awards
						Shares		All
Name and Principal Position	Year	Salary $	Bonus $	Other Annual Compensation $(1)	Restricted Stock Awards $(2)	Underlying Options (#)		Other Compensation $(4) (5)
Douglas L. Becker	2004	500,000	441,911	6,600	5,126,080	166,000		6,649,311
Chairman of the Board and Chief Executive Officer	2003	425,000	531,250	6,600	—	—		195,080
	2002	425,000	385,000	6,600	—	—		1,709,505
Raph Appadoo	2004	413,333	404,600	6,600	—	—		1,949,602
President	2003	400,000	281,000	6,600	1,109,405	138,750		7,000
	2002	262,500	250,000	6,600	—	—		4,036
William Dennis	2004	409,167	412,500	6,600	—	—		2,340,117
President, Latin America Operations	2003	375,000	340,000	6,600	1,613,600	120,000		389,900
	2002	243,000	290,000	6,600	—	3.40	(3)	45,272
Sean R. Creamer	2004	285,833	264,471	6,600	—	—		437,473
Senior Vice President and Chief Financial Officer	2003	265,000	243,375	6,600	350,800	30,000		902,675
	2002	238,333	121,800	6,600	—	—		5,500
B. Lee McGee *	2004	252,083	101,294	6,600	—	—		2,646,524
Executive Vice President	2003	250,000	75,000	6,600	—	—		1,882,740
	2002	250,360	75,000	6,600	—	—		792,983

* Mr. McGee resigned from the Company, effective February 14, 2005.

(1)                                  The amounts in this column represent automobile allowances for all of the officers.

(2)                                  The value of the restricted stock awards at the end of 2004, which was calculated by multiplying the closing market price for the stock on the last trading day of the Company’s year by the number of restricted shares held by the named executive officers on that date, was:

Becker	7,318,940
Appadoo	2,788,693
Dennis	4,056,280
Creamer	881,800

The number of restricted stock awards held by the named executive officers the end of 2004 was:

Becker	166,000
Appadoo	63,250
Dennis	92,000
Creamer	20,000

For Mr. Becker, restrictions lapse ratably over six years.  However, based on certain Company performance targets, the restrictions can be accelerated to three years.

For Mr. Dennis, 20,000 restricted shares vested immediately as of April 30, 2003.

For Messrs. Appadoo’s and Dennis’ remaining shares, restrictions lapse ratably over four years.

For Mr. Creamer, restrictions lapse ratably over five years.

(3)                                  Shares represent options granted by Laureate International BV, which were exchanged for options to purchase 179,776 shares of Laureate Common Stock in April 2003.

(4)                                  The amounts in this column represent stock option exercises by Messrs. Becker, Appadoo, Dennis, Creamer and McGee, and relocation expenses and housing interest forgiven (for 2004), housing allowance and interest forgiven (for 2003), and relocation and housing allowance (for 2002) for Mr. Dennis who was hired in October 2001.

(5)                                  The following amounts were contributed to the Named Executive Officers’ 401(k) Plan as Laureate’s contribution for 2003:

Becker	$4,612.50
Appadoo	$4,612.50
Creamer	$4,612.50
McGee	$3,520.49

Option Grants in Last Fiscal Year.   In 2004, the following options and restricted stock were granted to Named Executive Officers.

Name	Number of Securities Underlying Options/Restricted Stock Granted	Percent of Total Options And Restricted Stock Granted To Employees In Fiscal Year	Exercise or Base Price Per Share		Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option/Restricted Stock Term $
						5%	10%
Douglas L. Becker:
options	—	—	—		—	—	—
restricted stock	166,000	27.4%	—	(1)	1/1/2014	8,349,844.17	13,295,731.35

(1)          Represents restricted stock grants. The assumed rate of appreciation of 5% and 10% would result in a stock price of $50.30 and $80.09 respectively.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values.  The following table sets forth information concerning the exercise of stock options, the number of unexercised options and the value of unexercised options at the end of 2004 for the Named Executive Officers.  Value represents, in the case of exercised options, the difference between exercise price and market price on the date of exercise and, in the case of unexercised options and exercisable options, the difference between exercise price and market price at December 31, 2004.

Name	Number of Securities Underlying Options/ SARs Exercised	Value Realized ($)	Number of Securities Underlying Unexercised Options and Restricted stock at year end (#)		Value of Unexercised In-the-money Options and Restricted Stock at year end ($)
Douglas L. Becker	212,000	6,644,699	1,888,599	(E)	51,327,609	(E)
			472,911	(U)	19,220,825	(U)
Raph Appadoo	55,000	1,944,989	449,741	(E)	18,331,443	(E)
			186,187	(U)	5,775,310	(U)
William Dennis	80,000	2,139,000	123,776	(E)	4,442,657	(E)
			150,000	(U)	4,929,660	(U)
Sean R. Creamer	18,750	432,860	26,250	(E)	529,345	(E)
			47,000	(U)	1,547,180	(U)
B. Lee McGee	157,885	2,643,003	163,249	(E)	2,728,404	(E)
			—	(U)	—	(U)

(E) = Exercisable; (U) = Unexercisable/Unvested

Equity Compensation Plans

The following tables set forth information regarding outstanding options and shares reserved for future issuance under the equity compensation plans maintained by the Company.  There are no outstanding warrants or rights other than options and restricted shares under these plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted - Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Security Holders	6,338,670	$14.57	149,884

Equity Compensation Plans Not Approved by Security Holders*	303,992	$25.20	13,616

Total	6,642,662 **	$15.06	163,500 **

*                                         The 2003 Stock Incentive Plan was approved by the Laureate Board of Directors in February 2003.    The 2003 Stock Incentive Plan is administered by the Board or by a committee or officer appointed by the Board.  The administrator is empowered to take all actions to carry out the purpose and intent of the plan, to administer and interpret all documents relevant to the plan and take all actions and make all decisions and determinations.  The number of shares of Laureate Common Stock available for awards under the plan cannot exceed an aggregate of 500,000 shares.  All employees or others providing bona fide services to the Company or an affiliate are eligible to participate, but Directors and executive officers are excluded from participation.  The plan may grant nonstatutory stock options, stock appreciation rights, phantom stock, performance awards, or any other stock based award under the Plan.  The Board reserves the right to terminate the Plan at any time or modify or amend the Plan.

**                                  As of April 30, 2005, there are 6,501,618 securities to be issued upon exercise of outstanding options or lapse of restrictions on restricted shares and there are 54,021 remaining securities available for future issuance under Equity Compensation Plans.

Employment Contracts

Mr. Becker had an employment contract with Laureate with a term ending June 30, 2004, which was renegotiated and extended through June 30, 2007.  This new agreement (“Employment Agreement”) provides for Mr. Becker’s continued employment by Laureate as Chairman and Chief Executive Officer.

The Employment Agreement provided for an annual base salary of $500,000 for Mr. Becker retroactive to January 1, 2004, subject to annual review by the Laureate Board or its Compensation Committee.  The Employment Agreement also provides for an annual target bonus of 100% of base salary, with the bonus criteria being determined annually by the Laureate Board prior to the beginning of each calendar year.

In addition to the base salary, bonus and the restricted stock award (see Compensation Committee Report), the Employment Agreement provides that Mr. Becker is entitled to participate in all benefit programs, plans or arrangements made available by Laureate to its executives and key management employees.  Mr. Becker is also entitled to a $2.5 million life insurance policy during his period of employment.  In addition, Mr. Becker is entitled to a limited gross-up payment for any excise taxes which become payable on any of his compensation subject to a “Payment Reduction” (as defined).

If Mr. Becker’s employment is terminated as a result of death or “Total Disability” (as defined), Laureate must pay all amounts accrued under the Employment Agreement prior to termination and a prorata portion of any bonus for the year termination occurred.  If Mr. Becker’s employment is terminated by Laureate for “Good Cause,”

or by Mr. Becker without a “Good Reason,” Laureate must pay all amounts accrued under the Employment Agreement prior to termination.

If Mr. Becker’s employment is terminated by Laureate without Good Cause, or by Mr. Becker for a Good Reason, Laureate must continue to pay the base salary (at the rate in effect during the year of termination) for a period of eighteen months or if the Employment Agreement is not renewed at the end of its term for a period of at least 12 months (each respectively the “Severance Period”).  In addition, to the extent permitted by law or the applicable insurance contracts, Laureate must permit Mr. Becker to continue to participate in Laureate’s insurance programs on the same basis as other executives until the end of the Severance Period.  In lieu of the annual bonus described above, Laureate must pay an annual “Assumed Bonus” for each year during the Severance Period, with the Assumed Bonus for a termination after 2005 being the average of the actual bonuses paid to Mr. Becker for the two years immediately preceding the termination.

In the Employment Agreement, Mr. Becker has agreed not to disclose or use, except as required by law or court order, any of Laureate’s “Trade Secrets or Confidential or Proprietary Information.”  In addition, during the term of employment and for a period of one year after the termination or expiration thereof, Mr. Becker has agreed not to engage, directly or indirectly, in specified activities and businesses that are competitive with Laureate and not to solicit or hire, directly or indirectly, the employees of Laureate.  These restrictions are subject to several exceptions, including that Mr. Becker is permitted to hold certain passive investments in several named companies.  The scope of restricted competition is limited after termination of employment by Laureate without “Good Cause,” by Mr. Becker for a “Good Reason” or following a “Change of Control,” all as defined in the employment agreement.

Compensation Committee Report

Introduction.   The Compensation Committee consists of three independent Directors, none of whom has ever been an officer or employee of Laureate. The function of the Compensation Committee is to recommend to the Board of Directors policies regarding Laureate’s compensation of, and to recommend specific bonuses and compensation for, Laureate’s executive officers. The Compensation Committee’s responsibilities also include administering Laureate’s stock option plans and making decisions regarding option grants or restricted stock to officers and other key employees. The Compensation Committee also periodically reviews Laureate’s employee benefit plans that are intended to qualify under Section 401 of the Internal Revenue Code to determine whether any changes to those plans may be appropriate. The Compensation Committee meets at least once a year to review management performance and compensation, to approve compensation increases, bonus and option grants or restricted stock for the CEO and to review the compensation increases and bonuses of executive officers and to establish performance objectives for each officer for the following year. The Compensation Committee also meets on an as-needed basis to recommend compensation for newly created or expanded executive positions.

Compensation Philosophy and Approach.   The principal elements of Laureate’s Executive Compensation Program consist of both annual and long-term compensation, including base salary and annual incentive cash bonuses and, at appropriate times, long-term incentive compensation in the form of equity compensation. The Committee has put primary emphasis on long-term equity compensation based upon its belief that Mr. Becker and the other executive officers should have a significant portion of their compensation contingent upon increases in the market price of Laureate Common Stock.  Aided by the review of a compensation consulting firm, the Compensation Committee continues to believe that this approach and philosophy is appropriate and is in line with a peer group of companies in the education business.

Base Salaries.   Laureate’s executive officer base salary levels are submitted by the CEO for approval by the Compensation Committee. Historically, in establishing compensation for Mr. Becker , the Compensation Committee utilized recommendations of a compensation consulting firm. Based on the consulting firm’s analysis of executive compensation, the base salary of Mr. Becker was set at $500,000 in 2004, $425,000 in 2003, $425,000 in 2002, $385,000 in 2001 and $350,000 in 2000.  Mr. Appadoo’s base salary was $413,333 in 2004, $400,000 in 2003, $262,500 in 2002 and $250,000 in 2001.  Mr. Dennis’ base salary was $409,167 in 2004, $375,000 in 2003 and $243,000 prior to 2003.

Annual Incentive Cash Bonus.   In addition to base salaries, executive officers of Laureate are eligible to receive annual cash bonuses, at the discretion of the Board of Directors. Cash bonuses are determined on the basis of (a) the overall financial performance of Laureate and (b) annual personal performance objectives for each officer, established by the Compensation Committee at the beginning of the year.  For 2004, Messers. Becker, Appadoo and Dennis have annual bonus targets of 100% of their base compensation.

Long-term Incentive Awards.   Options and restricted stock are granted to executive officers and other key employees whom the CEO and Compensation Committee determine to be important to the future growth and profitability of Laureate. Based upon performance criteria similar to those applicable to cash bonuses for executives, the Compensation Committee, upon recommendation by the CEO, determines the employees to whom options or restricted stock will be granted, the number of shares covered by each grant and the exercise price and vesting period for each grant. The Compensation Committee typically grants stock options and restricted stock with relatively long vesting periods, creating strong incentives for recipients to remain employees.

Mr. Becker had been entitled to annual stock option grants under Laureate’s 1993 Management Stock Option Plan based on Laureate’s performance compared to profitability targets established by the Compensation Committee. In 1996, the 1993 Management Stock Option Plan was discontinued, and in 1996 and 1997, Mr. Becker received grants from the stockholder-approved 1996 Senior Management Stock Option Plan.  In 1998, 2001 and 2004, Mr. Becker received grants from the stockholder-approved 1998 Stock Incentive Plan.

In 2000, following the sale of Prometric, Mr. Becker had 252,000 unvested options subject to performance vesting which could no longer be achieved, and these options were converted to a four-year vesting schedule with accelerated vesting by the Board based on Laureate’s achieving its year-end earnings per share goals beginning December 2001.  In December 2001, the Board awarded Mr. Becker additional options to purchase 100,000 shares of Laureate Common Stock subject to a four-year vesting schedule, but subject to accelerated vesting on the same earnings per share criteria.  In 2004, in conjunction with the renegotiation of his Employment Agreement, Mr. Becker was awarded 166,000 shares of restricted stock to vest over six years but with performance related accelerated vesting provisions which could provide vesting over a three year period.  In addition, special vesting provisions apply upon Mr. Becker’s termination by Laureate without “Good Cause” or by Mr. Becker for “Good Reason”.

Equity Position in Laureate’s International B.V.  In June of 1999, Messrs. Hoehn-Saric and Becker were each granted fully vested options to purchase approximately 3.5% of the Common Stock of Laureate International B.V., the university holding company, at a total exercise price of $1,716,750.  In 2003, these options were exchanged for 605,683 fully vested options to purchase Laureate Common Stock at an exercise price of $ 3.59 per option.

Mr. Appadoo was granted options to purchase approximately 3.0% of the Common Stock of the university BV, subject to a five-year vesting schedule, at a total exercise price of $1,299,375.  In 2003, these were exchanged for options to purchase 504,740 shares of Laureate Common Stock subject to the same vesting schedule at an exercise price of $3.33 per option.  Mr. Dennis was granted options to purchase approximately 1% of the Common Stock of the university B.V., subject to a three-year vesting schedule, at a total exercise price of $935,070.  In 2003, these were exchanged for options to purchase 179,776 shares of Laureate Common Stock subject to the same vesting schedule at an exercise price of $5.95 per option.

All outstanding options in Laureate International B.V. were exchanged for Laureate options on April 1, 2003.  The exchange of options did not increase the aggregate intrinsic value of the options or reduce the ratio of the exercise price per share of the options to the per share fair value of Common Stock on the date of exchange as determined by the Special Committee of the Board of Directors, as advised by independent valuation experts.

Laureate recorded a non-cash compensation expense of $21,901,000 in 2003, $1,898,000 in 2004 and expects to record additional expenses of $158,000 in 2005 and $39,000 in 2006 as a result of the exchange.

CEOs’ and President’s Compensation.   Mr. Becker has been President and/or CEO of Laureate since 1993. Mr. Becker has served in his current capacity as Chairman and Chief Executive Officer of Laureate since June 2000.

Under Mr. Becker’s Employment Agreement, the Compensation Committee approved a cash bonus of $441,911 for the 2003 performance objectives in March 2004 and $318,750 for Mr. Becker in March 2003 for previously established 2002 performance objectives.  In March 2002, the Board of Directors approved a cash bonus for Mr. Becker of $385,000. These bonuses were based on Laureate’s financial performance and accomplishment of specific objectives established by the Compensation Committee in the years as described above.

Mr. Appadoo’s 2004 compensation was a base amount of $400,000 with an incentive bonus target of 100% of his base compensation based 50% on Laureate’s financial performance, 25% on campus-based financial results and 25% on criteria established by the CEO.  His actual bonus award for 2003 performance paid in 2004 was $404,600.  Mr. Appadoo’s bonus award paid in 2003 for 2002 performance was $281,000 and his bonus in 2002 for 2001 performance was $250,000.

James H. McGuire - Chairman

John A. Miller

Wolf H. Hengst

Audit Committee Report

The following is the report of the Audit Committee with respect to Laureate’s audited consolidated financial statements for the fiscal year ended December 31, 2004, which include the consolidated balance sheets as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years in the three year period ending on December 31, 2004, and the notes thereto.  The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that it is specifically incorporated by reference in such filing.

The Audit Committee operates under a written charter adopted by the Board of Directors.  The independent Directors who are members of the Audit Committee are James H. McGuire, John A. Miller and David A. Wilson.  All have extensive financial knowledge, and the Chairman, Mr. Wilson, is an audit committee financial expert (as defined in the Sarbanes-Oxley Act of 2002).  The Audit Committee Charter is available on Laureate’s website at www.Laureate-inc.com.

Management has primary responsibility for the Company’s financial statements and the overall reporting process, for maintaining effective internal control over financial reporting, ,and for assessing the effectiveness of internal control over financial reporting.  The Audit Committee met with management periodically during the year to consider the adequacy of the Company’s internal controls, the objectivity of its financial reporting and all critical accounting policies and practices.  The Audit Committee discussed these matters with the Company’s independent auditors and with appropriate Company financial personnel.  The Audit Committee also discussed with the Company’s senior management and independent auditors the process used for certifications by the Chief Executive Officer and Chief Financial Officer required by the Sarbanes-Oxley Act of 2002 for certain of the Company’s filings with the SEC.

In addition, the Committee reviewed and discussed the Company’s progress in complying with Section 404 of the Sarbanes-Oxley Act of 2002 regarding the audit of internal control over financial reporting.  The Committee also met with KPMG, LLP, an accounting firm retained by the Company to assist in its compliance with Section 404.

Ernst & Young LLP (“E&Y”), the Company’s independent auditors,  audited the annual financial statements prepared by management, expressed an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles and discussed with the Audit Committee any issues they believed should be raised with the Audit Committee.

The Audit Committee reviewed with management and E&Y the Company’s quarterly 2004 financial statements and the year end 2004 financial statements and met separately with both management and E&Y to discuss and review those financial statements and reports prior to issuance.  Management has represented, and E&Y has confirmed, to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles.  The Audit Committee reviewed with E&Y their judgments as to the quality, not just the acceptability of the Company’s accounting principles, and also discussed with management and E&Y their assessments of the Company’s internal records. The Audit Committee met privately with the independent auditors who have unrestricted access to the Audit Committee.

The Committee also reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s report on management’s assessment and the effectiveness of the company’s internal control over financial reporting.  The Committee discussed with management and the independent registered public accounting firm any significant deficiencies identified during the course of the assessment and the audit and management’s plan to remediate those control deficiencies.

The Audit Committee appointed E&Y as the Company’s independent auditors for 2005 after reviewing that firm’s performance and its independence, subject to ratification by shareholders.

The Audit committee received from and discussed with E&Y the written disclosure and the letter required by Independence Standards Board Standard No.1 (Independence Discussions with Audit Committees). These items relate to the firm’s independence from the Company.  The Audit Committee also discussed with E&Y matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90, of the Auditing Standards Board of the American Institute of Certified Public Accounts to the extent applicable.  The Audit committee reviewed the audit, audit related and tax services performed by and the fees paid for such service to E&Y.  The Committee received regular updates on the amount of fees and the tracking against the approved amount of fees and the scope of such services.

Conclusion

In reliance on these reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements and management’s assessment of internal control over financial reporting be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 to be filed with the SEC.

David A. Wilson - Chairman

James H. McGuire

John A. Miller

Stock Performance Graph

Under the rules of the Securities and Exchange Commission, Laureate is required to provide a five-year comparison of the cumulative total stockholder return on Laureate Common Stock with that of a broad equity market index and either a published industry index or a Laureate-constructed peer group index.

The following graph compares the cumulative total stockholder return on Laureate Common Stock from December 31, 1999 through December 31, 2004, with the cumulative total return of the Total Return Index for the NASDAQ Stock Market (US Companies), and a Laureate-constructed peer group index.  The companies included in the peer group index are Strayer Education, Inc. (STRA), Apollo Group, Inc. (APOL), DeVry, Inc. (DV), Career Education Corp. (CECO), Corinthian Colleges, Inc. (COCO), Education Management Corp. (EDMC) and ITT Educational Services (ESI).  These companies are all in the post-secondary education business.  The comparison assumes $100 was invested on December 31, 1999 in Laureate Common Stock and each other index. It also assumes reinvestment of any dividends.

Laureate does not make, nor does it endorse, any predictions as to future stock performance.

Laureate Management

Executive Officers and Directors.   The current executive officers and Directors of Laureate are:

Current Directors

Name	Age	Position

Douglas L. Becker	39	Director, Chief Executive Officer, Chairman of the Board

R. Christopher Hoehn-Saric.	42	Director

James H. McGuire	61	Director, Chairman of the Compensation Committee and Member of the Audit Committee

R. William Pollock	76	Director, Member of the Nominating and Corporate Governance Committee

Isabel Aguilera	44	Director

John A. Miller..	51	Director, Member of the Audit Committee and Compensation Committee

Richard W. Riley.	72	Director, Chairman of the Nominating and Corporate Governance Committee

David A. Wilson..	63	Director, Chairman of the Audit Committee

Wolf H. Hengst.	61	Director, Member of the Compensation Committee

Current Executive Officers

Name	Age	Position

Raph Appadoo	55	President

Sean R. Creamer	40	Senior Vice President, Chief Financial Officer

Paula R. Singer	51	President, CEO – Laureate Online Higher Education

William C. Dennis, Jr	61	President, Latin America Operations

Robert W. Zentz	51	Sr. Vice President, General Counsel

Daniel Nickel	52	Executive Vice President, Corporate Operations

Joseph D. Duffey	72	Senior Vice President

Information relating to Laureate’s executive officers (other than Mr. Becker) is set forth below. See ‘‘Information Concerning Nominees’’ and ‘‘Information Concerning Continuing Directors’’ above for information relating to Mr. Becker and the other Laureate Directors.

Raph Appadoo.  Mr. Appadoo became President of Laureate Education, Inc. in June 2003.  Prior to June 2003, Mr. Appadoo served as President and CEO of Laureate International Universities since its inception in February 2000.  From January 1996 to February 2000, Mr. Appadoo was Executive Vice President of Aetna’s

international division, as well as Senior Vice President for Business Development and CFO of that division.  Before then, he held treasurer positions at Merrill Lynch and General Motors, and earlier as a Business Manager at Raytheon Company.

Sean R. Creamer.  Mr. Creamer has been Chief Financial Officer of Laureate Education, Inc. since April 2001 and was named Senior Vice President in September 2001.  He held the position of Vice President, Corporate Finance from June 2000 to September 2001, and was named Laureate’s Corporate Treasurer in February 2001.  Prior to joining Laureate in 1996 as Vice President of Tax, Mr. Creamer held a number of senior positions in the Corporate Tax department at Mobil Corporation.  Before then, he worked for the accounting firm of Price Waterhouse.  He has been a CPA since 1987.

Paula R. Singer.  Ms. Singer has served as President and CEO of Laureate Online Higher Education since July 2001. From October 1996 until July 2001, she was divisional president of Laureate Education Solutions. Before joining Laureate in 1993, Ms. Singer held several senior positions at American Learning Corporation, a subsidiary of Encyclopedia Britannica.

William C. Dennis, Jr.  Mr. Dennis became President, Latin America Operations of Laureate Education, Inc. in June 2003.  Prior to June 2003, Mr. Dennis served as COO and CFO of Laureate International Universities since October 2001.  Previously, Mr. Dennis had been President and COO of International Assets Holding Corp. (“IAHC”), a financial securities brokerage firm specializing in international securities.  Prior to joining IAHC, Mr. Dennis was CFO of Tucker Anthony Sutro (formerly know as Freedom Securities Corporation), a Boston-based brokerage firm.  His other experiences include CFO of Merrill Lynch Capital Markets as well as several senior international positions with Exxon Corporation.

Robert W. Zentz.  Mr. Zentz has served as general counsel of Laureate since joining the company in 1998. He oversees all of Laureate’s legal affairs worldwide.  Prior to joining Laureate, Mr. Zentz was corporate practice Director for Frank & Kraft, a small Indianapolis law firm. Before that, he served as North American general counsel for A.C. Nielsen, Inc., the global marketing and media research company. He has also been general counsel for a company in the compensation and benefits industry, and was with the tax practice of one of the then big eight accounting firms.

Daniel Nickel.  Mr. Nickel joined Laureate Education in January 2005 to lead the company’s worldwide human resource efforts, including optimizing global operations and attracting international executive talent at the highest levels.  Prior to joining the company, Mr. Nickel was Senior Vice President, Human Resources for Motorola, Inc.’s $13 Billion cellular phone unit and has worked extensively throughout Latin America, Europe, and Asia.  He also held a number of senior human resource positions with publicly traded multinational companies, including ARMCO, Monsanto Company, and Varian Associates.

Joseph D. Duffey  Dr. Duffey joined Laureate  as Senior Vice President in 1999. Dr. Duffey is currently responsible for education and academic quality, and coordinates the development of Laureate university network programs and partnerships worldwide.  Before joining Laureate, Dr. Duffey was Director of the U.S. Information Agency, a position to which he was appointed by President Clinton and confirmed by the U.S. Senate in 1993. He previously served as president of American University in Washington, D.C., and was Chancellor of the University of Massachusetts at Amherst from 1982 to 1991, during which time he was elected as President of the four-campus University of Massachusetts system.

There are no family relationships among any of the executive officers or Directors of Laureate. Executive officers of Laureate are elected by the Laureate Board on an annual basis and serve at the discretion of the Laureate Board.

Stock Ownership of Certain Beneficial Owners, Directors and Management

The following table sets forth information regarding the beneficial ownership of Laureate Common Stock as of March 31, 2005 by (i) each person or entity that the Company knows beneficially owns more than 5% of Laureate Common Stock, (ii) each Director and Director nominee, (iii) the Chief Executive Officer and each of the other Named Executive Officers and (iv) all Directors and Executive Officers as a group.  Unless otherwise indicated, the named persons exercise sole voting and investment power over the shares shown as beneficially owned by them.

	Beneficially Owned
Name	Number	Percent
Capital Research and Management Company (1)	2,570,000	5.30
R. William Pollock (2)	2,949,843	5.98
Douglas L. Becker (3)	2,529,955	5.12
R. Christopher Hoehn-Saric (4)	1,629,156	3.30
Raph Appadoo (5)	648,678	*
William C. Dennis (6)	306,776	*
Sean R. Creamer (7)	70,554	*
Daniel Nickel (8)	51,000	*
Robert W. Zentz (9)	90,000	*
Paula R. Singer (10)	98,186
Laurence A. Hinz (11)	25,000	*
James H. McGuire (12)	63,500	*
John A. Miller (13)	51,051	*
Isabel Aguilera (14)	6,500	*
Richard Riley (15)	33,000	*
David A. Wilson (16)	28,000	*
Wolf H. Hengst (17)	18,800	*
Isabel Aguilera (18)	6,500	*
All Directors and Executive Officers as a group (17 persons)	8,606,499	17.45

*                                         Represents beneficial ownership of not more than one percent of the outstanding Laureate Common Stock.

The address of each of the above stockholders is c/o Laureate Education, Inc. 1001 Fleet Street, Baltimore, MD  21202.

(1)                                  According to its Form 13G filing as of December 31, 2004, Capital Research and Management Company had sole dispositive power to 2,570,00 shares  with no sole voting power to any of the shares.  The address of CMRC is 333 South Hope Street, Los Angeles, CA 90071-1406.

(2)                                  Represents 2,555,211 shares held indirectly by Drake International BV and 394,631 shares held indirectly by Drake Personnel (New Zealand).

(3)                                  Includes options to purchase 2,154,261 shares of Laureate Common Stock.

(4)                                  Includes options to purchase 1,508,448 shares of Laureate Common Stock.

(5)                                  Includes options to purchase 588,491 shares of Laureate Common Stock.

(6)                                  Includes options to purchase 204,415 shares of Laureate Common Stock.

(7)                                  Includes options to purchase 49,250 shares of Laureate Common Stock.

(8)                                  Includes options to purchase 20,000 shares of Laureate Common Stock.

(9)                                  Includes options to purchase 90,000 shares of Laureate Common Stock.

(10)                            Includes options to purchase 70,250 shares of Laureate Common Stock.

(11)                            Includes options to purchase 15,000 shares of Laureate Common Stock.

(12)                            Includes options to purchase 60,500 shares of Laureate Common Stock.

(13)                            Includes options to purchase 23,050 shares of Laureate Common Stock.

(14)                            Includes options to purchase 6,500 shares of Laureate Common Stock.

(15)                            Includes options to purchase 33,000 shares of Laureate Common Stock.

(16)                            Includes options to purchase 23,000 shares of Laureate Common Stock.

(17)                            Includes options to purchase 18,000 shares of Laureate Common Stock

(18)                            Includes options to purchase 6,500 shares of Laureate Common Stock.

II.                                     APPROVAL AND RATIFICATION OF THE LAUREATE EDUCATION, INC. 2005 STOCK INCENTIVE PLAN

On April 26, 2005, Laureate’s Board of Directors adopted the Laureate Education, Inc. 2005 Stock Incentive Plan (the “2005 Plan”) as recommended by the Compensation Committee and subject to stockholder approval.  Laureate’s Board of Directors believes that equity-based incentives remain critical to attracting, motivating, and retaining the level of talent needed to successfully grow Laureate and create stockholder value.  Laureate’s stockholders are being asked to approve the 2005 Plan.

If approved, the 2005 Plan will supplement Laureate’s existing equity incentive plans (the “Prior Plans”).  As with the Prior Plans, the 2005 Plan is an “omnibus” plan that provides the flexibility to grant a variety of types of equity awards, including stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance awards and stock awards.  A maximum of 1,250,000 shares will be available for grant under the 2005 Plan, however no more than 312,500 of those shares can be granted in the form of restricted stock awards, restricted stock units, performance shares awards, and stock awards (sometimes referred to collectively as full-value awards).

As of April 30, 2005, there were approximately 54,021 shares of Laureate’s Common Stock remaining available for future grant under the Prior Plans, the majority of which are reserved under the 1998 Stock Incentive Plan.  That plan expires in May 2008.  Based on the level of grants made in recent years and projections for future growth of Laureate, the Board of Directors believes the shares remaining available for future grant under the Prior Plans will fall short of the number of shares needed to fulfill Laureate’s hiring and retention objectives.  If the 2005 Plan is approved, it, together with the Prior Plans, should provide Laureate sufficient equity incentive award capacity for the next year, which the Board of Directors believes is reasonable under the circumstances.

Laureate’s Board of Directors believes that the 2005 Plan is critical to Laureate’s ability to continue to attract, retain and motivate its key personnel.  The 2005 Plan will enable Laureate to attract and retain the highest caliber employees, to link incentive rewards to corporate performance, and to encourage capital accumulation and stock ownership by key personnel in order to increase their proprietary interest in Laureate’s success.

In addition to advancing those interests, Laureate’s Board of Directors believes that the provisions of the 2005 Plan reflect the Board’s continued commitment to strong corporate governance practices in the interest of Laureate’s stockholders in the following ways:

•                  The 2005 Plan does not include liberal share counting provisions (such as provisions that permit regranting under the plan any shares withheld to pay taxes or the exercise price of stock options) that otherwise could have increased the number of shares available for grant without stockholder approval.

•                  The 2005 Plan does not include any evergreen provisions.  That is, the maximum number of shares issuable under the 2005 Plan is fixed and cannot be increased without stockholder approval, a maximum term for the 2005 Plan is specified, and the plan does not include provisions for new stock options to be awarded automatically upon the exercise of another stock option.

•                  The 2005 Plan prohibits repricing of stock options and stock appreciation rights and issuing stock options or stock appreciation rights with an exercise price or base price below fair market value on the date granted.

•                  To ensure that awards are tied to performance or retention incentives, awards granted under the 2005 Plan will generally have a three to five year vesting period or, if vesting is based on performance criteria established by the Compensation Committee, at least a one-year vesting period.

•                  The 2005 Plan is designed to meet the requirements for deductibility of executive compensation under Section 162(m) of the Internal Revenue Code.

The 2005 Plan, if approved by the stockholders, will be effective on the date of the 2005 Annual Meeting of Stockholders and will remain in effect until April 25, 2015, unless it is terminated by the Board of Directors at an earlier date.

A copy of the 2005 Plan is attached to this Proxy Statement as Exhibit A.  The following summary description is qualified by reference to the 2005 Plan.

Summary of Proposed 2005 Stock Incentive Plan

Plan Administration

The selection of employee participants in the 2005 Plan, the level of participation of each participant and the terms and conditions of all awards will be determined by the Compensation Committee.  Each member of the Compensation Committee is an “independent director” for purposes of the NASDAQ National Market listing requirements, a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code.  The Compensation Committee will have the discretionary authority to interpret the 2005 Plan, to prescribe, amend and rescind rules and regulations relating to the 2005 Plan, and to make all other determinations necessary or advisable for the administration of the 2005 Plan.  In the case of awards under the 2005 Plan to non-employee directors, the powers of the Compensation Committee will be exercised by the full Board.

Limits on Plan Awards

A maximum of 1,250,000 shares are reserved for issuance pursuant to awards under the 2005 Plan.  Of this amount, no more than 312,500 shares, in the aggregate, may be issued pursuant to grants of restricted stock, restricted stock units, performance shares and stock awards during the term of the 2005 Plan.  In addition, the 2005 Plan includes the following annual limits on awards that may be granted to individual participants:

•                  a maximum of 750,000 shares may be granted to an individual pursuant to stock options and stock appreciation rights;

•                  a maximum of 750,000 shares may be granted to an individual pursuant to equity-based 162(m) qualified performance awards; and

•                  the maximum amount payable to an individual with respect to all cash-based 162(m) qualified performance awards granted in any calendar year is $2,000,000 per each year of the applicable performance periods, and no performance period may be longer than five years.

Shares delivered under the 2005 Plan may be authorized but unissued shares of Laureate Common Stock, shares purchased in the open market or shares obtained through any other proper source.  To the extent that any award payable in shares is forfeited, cancelled, returned to Laureate for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, or otherwise terminates without payment being made, the shares covered thereby will no longer be charged against the maximum share limitation and may again be made subject to awards under the 2005 Plan.  In addition, awards settled in cash will not be counted against the maximum share reserve under the 2005 Plan.

The 2005 Plan does not contain liberal share counting provisions.  Any shares exchanged by a participant or withheld from a participant as full or partial payment to Laureate of the exercise price or the tax withholding upon exercise or payment of an award will not be returned to the number of shares available for issuance under the 2005 Plan.  With respect to any award settled in stock, the aggregate number of measurement shares to which the award relates shall be counted against the maximum aggregate shares that may be issued under the 2005 Plan, regardless of the number of shares that are issued upon settlement.

Eligibility and Participation

All employees of Laureate and its affiliates, as well as Laureate’s non-employee directors, will be eligible to participate in the 2005 Plan.  As such, as of April 15, 2005, Laureate and its affiliates have approximately 7,900 full-time employees and 8 non-employee directors who are eligible.  The Compensation Committee (or as to non-employee directors, the Board) determines who will be granted awards, the number of shares subject to such grants and all other terms of awards.

Types of Plan Awards

The 2005 Plan, like Laureate’s prior equity plans, provide for the granting of various forms of equity and equity-based incentives.  The types of awards that may be issued under the 2005 Plan are described below.

Stock Options

Stock options granted under the 2005 Plan may be either non-qualified stock options or incentive stock options qualifying under Section 422 of the Internal Revenue Code.  The exercise price of any stock option granted may not be less than the fair market value of Laureate’s Common Stock on the date the option is granted.  On April 15, 2005, the closing price of Laureate’s Common Stock traded on the NASDAQ National Market was $41.92 per share.  The exercise price may be payable in cash, shares of Laureate Common Stock, through a broker-assisted cashless exercise or as otherwise permitted by the Compensation Committee.

The Compensation Committee determines the terms of each stock option at the time of the grant, including the vesting requirements and the effect of termination of service of a participant.  The Compensation Committee has discretion to provide for an exercise term not to exceed seven years.  Vesting may be based on the continued service of the participant for specified time periods or on the attainment of specified business performance goals established by the Compensation Committee or both.  The Compensation Committee has discretion to accelerate the vesting of options as it feels appropriate.

Stock Appreciation Rights

A stock appreciation right (or SAR) entitles the participant, upon settlement, to receive a payment based on the excess of the fair market value of a share of Laureate Common Stock on the date of settlement over the base price of the SAR, multiplied by the applicable number of shares of Common Stock.  SARs may be granted on a stand-alone basis or in tandem with a related stock option.  The base price may not be less than the fair market value of a share of Laureate Common Stock on the date of grant.

The Compensation Committee determines the terms of each SAR at the time of the grant, including the vesting requirements and the effect of termination of service of a participant.  The Compensation Committee has discretion to provide for an exercise term of up to seven years.  Vesting may be based on the continued service of the participant for specified time periods or on the attainment of specified business performance goals established by the Compensation Committee or both.  The Compensation Committee may accelerate the vesting of SARs as it feels appropriate.  SARs may be payable in cash or in shares of Laureate Common Stock or in a combination of both.

Restricted Stock and Restricted Stock Units

A restricted stock award represents shares of Laureate Common Stock that are issued subject to restrictions on transfer and vesting requirements as determined by the Compensation Committee.  Vesting requirements may be based on the continued service of the participant for specified time periods or on the attainment of specified business performance goals established by the Compensation Committee or both.  Subject to the transfer restrictions and vesting requirements of the award, the participant will have the same rights as one of Laureate’s stockholders, including all voting and dividend rights, during the restriction period, unless the Compensation Committee determines otherwise at the time of the grant.

A restricted stock unit (or RSU) award provides the participant the right to receive a payment based on the value of a share of Laureate Common Stock.  RSUs may be subject to such vesting requirements, restrictions and conditions to payment as the Compensation Committee determines are appropriate.  Vesting requirements may be based on the continued service of the participant for a specified time period or on the attainment of specified business performance goals established by the Compensation Committee or both.  An RSU may also be granted on a fully vested basis, with a deferred payment date.  RSUs are payable in cash or in shares of Laureate Common Stock or in a combination of both.  RSUs may also be granted with related dividend equivalent rights.

Performance Awards

A performance award represents a right to receive a share of Laureate Common Stock (or its cash equivalent) or a dollar amount (payable in cash or stock) conditioned on the attainment of specified business performance goals established by the Compensation Committee.  For any award that is intended to qualify as “performance-based compensation”, within the meaning of Section 162(m) of the Internal Revenue Code, the Compensation Committee shall establish performance goals with reference to one or more of the following:

•                  net earnings or net income (before or after taxes);

•                  net revenue or net revenue growth;

•                  basic or diluted earnings per share (before or after taxes);

•                  cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

•                  gross or operating margins;

•                  share price (including, but not limited to, growth measures and total stockholder return);

•                  expense targets;

•                  working capital targets;

•                  inventory control;

•                  enrollment metrics;

•                  graduation metrics;

•                  net operating profit (before or after taxes);

•                  gross profit or gross profit growth;

•                  return measures (including, but not limited to, return on assets, capital, invested capital, incremental invested capital, equity, or sales);

•                  earnings before or after taxes, interest, depreciation and/or amortization;

•                  productivity ratios;

•                  margins;

•                  operating efficiency;

•                  objective measures of customer satisfaction;

•                  measures of economic value added;

•                  enterprise value; and

•                  retention metrics.

Performance goals may be established on a company-wide basis or with respect to one or more business units or affiliates of Laureate and may be expressed in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.  When establishing performance goals for a performance period, the Compensation Committee may exclude any or all extraordinary items, including, without limitation, the charges or costs associated with restructurings of Laureate, discontinued operations, other unusual or nonrecurring items, and the cumulative effects of accounting changes.

Stock Awards

A stock award represents shares of Laureate Common Stock that are issued free of restrictions on transfer and free of forfeiture conditions and as to which the participant is entitled all the rights of a stockholder.  A stock award may be granted for past services, in lieu of bonus or other cash compensation, as director’s compensation or for any other valid purpose as determined by the Compensation Committee.

Effect of Change in Control

Upon the occurrence of a “change in control” (as defined in the 2005 Plan), outstanding awards will terminate unless the awards are assumed by the surviving company or a parent of the surviving company.  Notwithstanding anything in the 2005 Plan or an award agreement to the contrary, the Board may, in its discretion, upon or in advance or contemplation of a change in control, accelerate the vesting, lapse of restrictions, payment or settlement of any or all awards, in whole or in part.

Transferability

Unless the Committee provides otherwise, all awards granted under the 2005 Plan are nontransferable except upon death, either by the participant’s will or the laws of descent and distribution or through a beneficiary designation.

Adjustments for Corporate Changes

In the event of recapitalizations, reclassifications or other specified events affecting Laureate or shares of Laureate Common Stock, appropriate and equitable adjustments may be made to the number and kind of shares of Common Stock available for grant, as well as to other maximum limitations under the 2005 Plan, and the number and kind of shares of Laureate Common Stock or other rights and prices under outstanding awards.

Term, Amendment and Termination

The 2005 Plan will have a term of ten years expiring on April 25, 2015, unless terminated earlier by the Board of Directors.  The Board may at any time and from time to time and in any respect amend or modify the Plan.  The Board may seek the approval of any amendment or modification by Laureate’s stockholders to the extent it deems necessary or advisable in its sole discretion for purposes of compliance with Section 162(m) or Section 422 of the Internal Revenue Code, the listing requirements of the NASDAQ National Market or another exchange or securities market or for any other purpose.  Generally, no amendment or modification of the 2005 Plan may materially adversely affect any outstanding award without the consent of the participant or the permitted transferee of the award.

The Compensation Committee may modify, amend, extend or renew outstanding awards; provided that no amendment or modification that would constitute a repricing shall be permitted without stockholder approval; and provided further, that generally no amendment or modification may materially adversely affect such outstanding awards without the consent of the participant or the permitted transferee of the award.

Grants of Awards

No stock options or other awards have been granted under the 2005 Plan.  The Compensation Committee has not considered what awards will be made under the 2005 Plan and, consequently, the number of shares that will be covered by any such awards and the persons to whom awards will be made cannot be determined as of the date of this Proxy Statement.

Federal Income Tax Consequences

The following summary is intended only as a general guide to the United States federal income tax consequences under current law of incentive stock options and non-qualified stock options, which are authorized for grant under the 2005 Plan.  It does not attempt to describe all possible federal or other tax consequences of participation in the 2005 Plan.

Incentive Stock Options.  An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Internal Revenue Code.  Optionees who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss upon a sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares.  If an optionee satisfies such holding periods upon a sale of the shares, Laureate will not be entitled to any deduction for federal income tax purposes.  If an optionee disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition.  Any gain in excess of that amount will be a capital gain.  If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss.  Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally will result in a deduction by Laureate for federal income tax purposes.

Non-Qualified Stock Options.  Options not designated or qualifying as incentive stock options will be non-qualified stock options having no special tax status.  An optionee generally recognizes no taxable income as the result of the grant of such an option.  Upon exercise of a non-qualified stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the exercise date.  If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes.  Upon the sale of stock acquired by the exercise of a non-qualified stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as a capital gain or loss.  No tax deduction is available to Laureate with respect to the grant of a non-qualified stock option or the sale of the stock acquired pursuant to such grant.  Laureate generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a non-qualified stock option.

Other Considerations.  The Internal Revenue Code allows publicly-held corporations to deduct compensation in excess of $1 million paid to Laureate’s chief executive officer and its four other most highly compensated executive officers if the compensation payable is payable solely based on the attainment of one or more performance goals and certain statutory requirements are satisfied.  Laureate intends for compensation arising from grants of awards under the 2005 Plan that are based on performance goals, and stock options granted at fair market value, to be deductible by Laureate as performance-based compensation not subject to the $1 million limitation on deductibility.

The affirmative vote of a majority of the shares of Laureate Common Stock present in person or represented by proxy at the Annual Meeting is required for the approval and ratification of the Laureate Education, Inc. 2005 Stock Incentive Plan

The Board of Directors unanimously recommends a vote “FOR” the proposal to approve the 2005 Stock Incentive Plan.

III.                                 AUDITOR RATIFICATION

The Audit Committee of the Board of Directors has recommended E&Y to serve as Laureate’s independent auditors for 2005.  E&Y has served as independent auditors of Laureate since 1991.  The engagement partner from the firm is expected to be present at the Annual Meeting and available to respond to appropriate questions and will have an opportunity to make a statement if he or she desires to do so.

Fees for professional services provided by the independent auditors in each of the last two fiscal years, in each of the following categories are:

	2004	2003
	(in millions)
Audit Services	$2.8	$2.0
Audit-Related Services	1.2	1.3
Tax Services	0.9	0.8
All Other Fees	0.0	0.1

In the above table, fees paid to Ernst &Young in 2003 and 2004 are set forth in accordance with the new rules and regulations of the SEC.  Audit Services are fees Laureate paid to E&Y for the audit of Laureate’s annual consolidated financial statements, reviews of Laureate’s quarterly consolidated financial statements and internal control over financial reporting, assistance with and review of documents filed with the SEC, consent procedures, accounting consultations related to transactions and the adoption of new accounting pronouncements that impact the audited financial statements (including this year), statutory audits required internationally, and audit of subsidiaries required by state or regulation.  Audit-Related Services principally consist of audit services for other Laureate subsidiaries required to be audited and professional services related to financial due diligence for Laureate’s acquisitions of other businesses.  Tax services primarily consist of consulting and regulatory services related to the Company’s international operations.  Other services provided to Laureate related to non-audit related consultations.  The Audit Committee considered whether E&Y’s providing non-audit services was compatible with their maintaining independence.

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent auditors.  The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services.  Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditors are engaged to perform it.  The Audit Committee has delegated to the Chair of the Audit Committee authority to approve permitted services provided that the Chair reports any decisions to the Committee at its next scheduled meeting.

The affirmative vote of a majority of the shares of Laureate Common Stock present in person or represented by proxy at the Annual Meeting is required for ratification of the selection of E&Y as Laureate’s independent auditors.

The Board of Directors unanimously recommends that the stockholders vote “FOR” the ratification of the selection of E&Y as Laureate’s Independent Auditors.

IV.           OTHER MATTERS

The Board of Directors knows of no other matters to be presented for action at the meeting other than those mentioned above. However, if any other matters properly come before the meeting, the person named in the accompanying proxy will vote on such matters in accordance with his judgment as to the best interests of Laureate.

STOCKHOLDER PROPOSALS

Any stockholder proposals intended to be presented at Laureate’s 2005 Annual Meeting must have been received by Laureate’s Secretary no later than December 20, 2004 for inclusion in this Proxy Statement.  No such proposals were received.

Stockholders intending to present a proposal at Laureate’s 2006 Annual Meeting but not to include the proposal in the proxy statement must comply with the requirements set forth in the Bylaws.  The Bylaws require, among other things, that a stockholder submit a written notice of intent to present such a proposal that is received by Laureate’s General Counsel/Corporate Secretary no more than 120 days and no less than 90 days prior to the anniversary of the mailing date of the preceding year’s annual meeting proxy statement.  Therefore, the Company must receive notice of such a proposal for the 2006 Annual Meeting between January 13, 2006 and February 12, 2006.  If the notice is received before January 13, 2006 or after February 12, 2006, it will be considered untimely, and the Company will not be required to present it at the 2006 Annual Meeting.

Shareholders or other interested parties who wish to communicate with the Laureate Board of Directors may do so by addressing such correspondence to the Board of Directors, any individual Director or any group of Directors c/o General Counsel/Corporate Secretary, 1001 Fleet Street, Baltimore, MD 21202.  The General Counsel has the authority to disregard any inappropriate communications or take other appropriate actions with respect to any such inappropriate communications.  If deemed an appropriate communication, the General Counsel will submit the correspondence to the specific Director or Directors to whom such correspondence is directed.

MISCELLANEOUS

A copy of Laureate’s Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the Securities and Exchange Commission, excluding exhibits thereto, may be obtained without charge, by writing Investor Relations, Laureate Education, Inc., 1001 Fleet Street, Baltimore, Maryland 21202 or by telephoning (410) 843-8000.  Laureate’s Annual Report to stockholders for the year ended December 31, 2004, including its consolidated financial statements, is being mailed to all stockholders entitled to vote at the 2005 Annual Meeting with this Proxy Statement.  The Annual Report does not constitute a part of the proxy solicitation material.  The Annual Report provides additional information about Laureate.

BY ORDER OF THE BOARD OF DIRECTORS

Robert W. Zentz
Secretary

Baltimore, Maryland
April 30, 2005

EXHIBIT A

LAUREATE EDUCATION, INC.

2005 STOCK INCENTIVE PLAN

1.             Purpose.

The purpose of the Laureate Education, Inc. 2005 Stock Incentive Plan is to promote the long-term growth and profitability of the Company by (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Company through their future services, and (ii) enabling the Company to attract, retain and reward the best talent.

2.             Definitions.

Wherever the following capitalized terms are used in the Plan, they shall have the meanings specified below:

“Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies, and partnerships).  For this purpose, “control” shall mean ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity.

“Award” means an award of a Stock Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Share Award, Performance Unit Award or Stock Award granted under the Plan.

“Award Agreement” means a written or electronic document setting forth the terms and conditions of an Award granted to a Participant.

“Board” means the Board of Directors of the Company.

 “Change in Control” means (i) the acquisition (other than from the Company) in one or more transactions by any Person, as defined below, of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of (A) the then outstanding shares of the securities of the Company, or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Company Voting Stock”); (ii) the closing of a sale or other conveyance of all or substantially all of the assets of the Company; or (iii) the effective time of any merger, share exchange, consolidation, or other business combination involving the Company if immediately after such transaction persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who, immediately prior to such transaction, held the Company Voting Stock; provided, however, that for purposes of any Award or subplan that constitutes a “nonqualified deferred compensation plan,” within the meaning of Section 409A of the Code, the Committee may specify a different definition of Change in Control in order to comply with the provisions of Section 409A of the Code.  For purposes of this definition, a “Person” means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, other than employee benefit plans sponsored or maintained by the Company and by entities controlled by the Company.

“Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

“Common Stock” means the Company’s common stock, par value of one cent ($0.01) per share.

“Committee” means the Compensation Committee of the Board, or such other committee of the Board appointed by the Board to administer the Plan.

“Company” means Laureate Education, Inc., a Maryland corporation.

“Date of Grant” means the date on which an Award under the Plan is made by the Committee, or such later date as the Committee may specify to be the effective date of an Award.

 “Eligible Person” means any person who is an employee of the Company or any Affiliate or any person to whom an offer of employment with the Company or any Affiliate is extended, as determined by the Committee, or any person who is a Non-Employee Director.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to a share of the Company’s Common Stock for any purpose on a particular date, the value determined by the Committee in good faith.  However, if the Common Stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and listed for trading on a national exchange or market, “Fair Market Value” means, as applicable, (i) either the closing price or the average of the high and low sale price on the relevant date, as determined in the Committee’s discretion, quoted on the New York Stock Exchange, the American Stock Exchange, or the NASDAQ National Market; (ii) the last sale price on the relevant date quoted on the NASDAQ SmallCap Market; (iii) the average of the high bid and low asked prices on the relevant date quoted on the NASDAQ OTC Bulletin Board Service or by the National Quotation Bureau, Inc. or a comparable service as determined in the Committee’s discretion; or (iv) if the Common Stock is not quoted by any of the above, the average of the closing bid and asked prices on the relevant date furnished by a professional market maker for the Common Stock, or by such other source, selected by the Committee.  If no public trading of the Common Stock occurs on the relevant date but the shares are so listed, then Fair Market Value shall be determined as of the next preceding date on which trading of the Common Stock does occur.  For all purposes under this Plan, the term “relevant date” as used in this definition of Fair Market Value means either the date as of which Fair Market Value is to be determined or the next preceding date on which public trading of the Common Stock occurs, as determined in the Committee’s discretion.

“Incentive Stock Option” means a Stock Option granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code and the regulations thereunder.

“Non-Employee Director” means any member of the Board who is not an employee of the Company.

“Nonqualified Stock Option” means a Stock Option granted under Section 6 hereof that is not an Incentive Stock Option.

“Participant” means any Eligible Person who holds an outstanding Award under the Plan.

“Performance Awards” means Performance Share Awards and Performance Unit Awards, as applicable.

“Performance Share Award” means a contractual right granted to an Eligible Person under Section 10 hereof representing notional unit interests equal in value to a share of Common Stock that is forfeitable until the achievement of pre-established performance objectives over a performance period of not less than one year in duration, as set forth in the Plan and the applicable Award Agreement.

“Performance Unit Award” means a contractual right granted to an Eligible Person under Section 10 hereof representing notional unit interests equal to a pre-determined dollar amount that is forfeitable until the achievement of pre-established performance objectives over a performance period of not less than one year in duration as set forth in the Plan and the applicable Award Agreement.

“Plan” means the Laureate Education, Inc. 2005 Stock Incentive Plan as set forth herein, as amended from time to time.

“Qualified Performance Award” means a Restricted Stock Award, Restricted Stock Unit Award, Performance Share Award or Performance Unit Award intended to comply with Section 11 hereof.

“Restricted Stock Award” means a grant of shares of Common Stock to an Eligible Person under Section 8 hereof that are issued subject to vesting and transfer restrictions, as are set forth in the Plan and the applicable Award Agreement.

“Restricted Stock Unit Award” means a contractual right granted to an Eligible Person under Section 9 hereof representing notional unit interests equal in value to a share of Common Stock to be paid or distributed at such times, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

“Service” means a Participant’s employment or other bona fide service relationship with the Company or any Affiliate or a Participant’s service as a Non-Employee Director with the Company, as applicable.

“Stock Award” means a grant of shares of Common Stock to an Eligible Person under Section 10 hereof that are issued free of transfer restrictions and forfeiture conditions.

“Stock Appreciation Right” means a contractual right granted to an Eligible Person under Section 7 hereof entitling such Eligible Person to receive a payment, representing the difference between the base price and the Fair Market Value of a share of Common Stock, at such time, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

“Stock Option” means a contractual right granted to an Eligible Person under Section 6 hereof to purchase shares of Common Stock at such time and price, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

3.             Administration.

3.1          Committee Members.  The Plan shall be administered by a Committee comprised of no fewer than two members of the Board. It is intended that each Committee member shall satisfy the requirements for (i) an “independent director” under rules adopted by the NASDAQ National Market or other applicable exchange or securities market, (ii) a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act and (iii) an “outside director” under Section 162(m) of the Code. No member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award thereunder.

3.2          Committee Authority.  The Committee shall have such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. Subject to the express limitations of the Plan, the Committee shall have authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Awards may be granted, the number of shares, units or other rights subject to each Award, the exercise, base or purchase price of an Award (if any), the time or times at which an Award will become vested, exercisable or payable, the performance goals and other conditions of an Award, the duration of the Award, and all other terms of the Award.  The Committee shall also have discretionary authority to administer, construe and interpret the Plan, Award Agreements and all other documents relevant to the Plan and Awards issued hereunder, to make factual determinations under the Plan and Award Agreements, and to make all other determinations necessary or advisable for Plan administration, including, without limitation, to correct any defect, to supply any omission or to reconcile any inconsistency in the Plan or any Award Agreement hereunder.  The Committee may prescribe, amend, and rescind rules and regulations relating to the Plan.  The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants and Eligible Persons, whether or not such persons are similarly situated.  The Committee shall, in its discretion, consider such factors as it deems relevant in making its interpretations, determinations and actions under the Plan including, without limitation, the recommendations or advice of any officer or employee of the Company or such attorneys, consultants, accountants or other advisors as it may select.  All interpretations, determinations and actions by the Committee shall be final, conclusive, and binding upon all parties.

3.3          Delegation of Authority.  The Committee shall be permitted to delegate, to any appropriate officer or employee of the Company, responsibility for performing certain ministerial functions under the Plan. In the event that the Committee’s authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose.  Any action undertaken in accordance with the Committee’s delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.

3.4          Grants to Non-Employee Directors.  Any Awards or formula for granting Awards under the Plan made to Non-Employee Directors shall be approved by the Board. With respect to Awards to such directors, all rights, powers and authorities vested in the Committee under the Plan shall instead be exercised by the Board, and all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to the Board for such purpose.

4.             Shares Subject to the Plan.

4.1           Maximum Share Limitations.  Subject to adjustment pursuant to Section 4.3 hereof, the maximum aggregate number of shares of Common Stock that may be issued under the Plan shall be 1,250,000 shares. Of such aggregate Plan limit, the maximum number of shares of Common Stock that may be issued as Awards of Restricted Stock, Restricted Stock Units, Performance Awards and Stock Awards under the Plan shall be limited to 312,500 shares.  With respect to Stock Appreciation Rights that are settled in stock, the aggregate number of measurement shares to which the Award relates shall be counted against the maximum aggregate number of shares of Common Stock that may be issued under the Plan, irrespective of the number of shares that are issued upon such stock settlement.  Shares of Common Stock issued and sold under the Plan may be either authorized but unissued shares or shares acquired on the open market or obtained through any other proper source. To the extent that any Award involving the issuance of shares of Common Stock is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or other conditions of the Award, or otherwise terminates without an issuance of shares of Common Stock being made thereunder, the shares of Common Stock covered thereby will no longer be counted against the foregoing maximum share limitations and may again be made subject to Awards under the Plan pursuant to such limitations.  Any Awards that are settled in cash and not in shares of Common Stock shall not be counted against the foregoing maximum share limitations.

4.2          Individual Participant Limitations.  The maximum number of shares of Common Stock that may be subject to Stock Options and Stock Appreciation Rights in the aggregate granted to any one Participant under this Plan during any calendar year shall be 750,000 shares.  The maximum number of shares of Common Stock that may be subject to Qualified Performance Share Awards in the aggregate granted to any one Participant under this Plan during any calendar year period shall be 750,000 shares.  The maximum amount payable to any Participant with respect to all Qualified Performance Unit Awards granted in any calendar year to him or her under this Plan is $2,000,000 per each year of the applicable performance periods, and no performance period shall be longer than five years.

4.3          Adjustments.  If there shall occur any change with respect to the outstanding shares of Common Stock by reason of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split or other distribution with respect to the shares of Common Stock, or any merger, reorganization, consolidation, combination, spin-off or other similar corporate change, or any other change affecting the Common Stock, the Committee may, in the manner and to the extent that it deems appropriate and equitable to the Participants and consistent with the terms of the Plan, cause an adjustment to be made in (i) the maximum number and kind of shares provided in Section 4.1 and Section 4.2 hereof, (ii) the number and kind of shares of Common Stock, units, or other rights subject to then outstanding Awards, (iii) the exercise or base price for each share or unit or other right subject to then outstanding Awards, and (iv) any other terms of an Award that are affected by the event.  Notwithstanding the foregoing, in the case of Incentive Stock Options, any such adjustments shall, to the extent practicable, be made in a manner consistent with the requirements of Section 424(a) of the Code.

5.             Participation and Awards.

5.1          Designations of Participants.  All Eligible Persons are eligible to be designated by the Committee to receive Awards and become Participants under the Plan. The Committee has the authority, in its discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted and the number of shares of Common Stock or units subject to Awards granted under the Plan.  In selecting Eligible Persons to be Participants and in determining the type and amount of Awards to be granted under the Plan, the Committee may consider any and all factors that it deems relevant or appropriate.

5.2          Determination of Awards.  The Committee shall determine the terms and conditions of all Awards granted to Participants in accordance with its authority under Section 3.2 hereof.  An Award may consist of one type of right or benefit hereunder or of two or more such rights or benefits granted in tandem or in the alternative.  In the case of any fractional share or unit resulting from the grant, vesting, payment or crediting of dividends or dividend equivalents under an Award or adjustments made under Section 4.3 hereof, the Committee shall have the discretionary authority to (i) disregard such fractional share or unit, (ii) round such fractional share or unit to the nearest lower or higher whole share or unit, or (iii) convert such fractional share or unit into a right to receive a cash payment.  To the extent deemed necessary by the Committee, an Award shall be evidenced by an Award Agreement as described in Section 15.1 hereof.

6.             Stock Options.

6.1          Grant of Stock Options.  A Stock Option may be granted to any Eligible Person selected by the Committee.  Subject to the provisions of Section 6.8 hereof and Section 422 of the Code, each Stock Option shall be designated, in the discretion of the Committee, as an Incentive Stock Option or as a Nonqualified Stock Option.

6.2          Exercise Price.  The exercise price per share of a Stock Option shall not be less the Fair Market Value of a share of Common Stock on the Date of Grant.

6.3          Vesting of Stock Options.  The Committee shall in its discretion prescribe the time or times at which, or the conditions upon which, a Stock Option or portion thereof shall become vested and/or exercisable, and may accelerate or provide for the acceleration of the vesting or exercisability of any Stock Option at any time.  The requirements for vesting and exercisability of a Stock Option may be based on the continued Service of the Participant with the Company or Affiliates for a specified time period (or periods) or on the attainment of specified performance goals established by the Committee in its discretion.

6.4          Term of Stock Options.  The Committee shall in its discretion prescribe in an Award Agreement the period during which a vested Stock Option may be exercised, provided that the maximum term of a Stock Option shall be seven years from the Date of Grant.

6.5          Post-Termination of Service Exercise Period.  The Committee shall in its discretion prescribe in an Award Agreement the period during which a vested Stock Option may be exercised by any Participant whose Service with the Company or one of its Affiliates is terminated for any reason.

6.6          Stock Option Exercise; Tax Withholding.  Subject to such terms and conditions as shall be specified in an Award Agreement, a Stock Option may be exercised in whole or in part at any time during the term thereof by notice in the form required by the Committee, together with payment of the aggregate exercise price therefor and applicable withholding tax.  Payment of the exercise price shall be made in any manner set forth in the Award Agreement or otherwise acceptable to the Committee in its discretion.

6.7          Additional Rules for Incentive Stock Options.

(a)          Eligibility.  An Incentive Stock Option may only be granted to an Eligible Person who is considered an employee for purposes of Treasury Regulation §1.421-1(h) with respect to the Company or any Affiliate that qualifies as a “subsidiary corporation” with respect to the Company for purposes of Section 424(f) of the Code.

(b)          Designation.  No Stock Options shall be an Incentive Stock Option unless so designated by the Committee at the time of grant or in the Award Agreement evidencing such Stock Option.

(c)           Other Terms and Conditions; Nontransferability.  Any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of the Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an “incentive stock option” under Section 422 of the Code.  An Award Agreement for an Incentive Stock Option may provide that such Stock Option shall be treated as a Nonqualified Stock Option to the extent that certain requirements applicable to “incentive stock options” under the Code shall not be satisfied.  An Incentive Stock Option shall by its terms be nontransferable other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant or the Participant’s legal representative.

6.8          Repricing Prohibited.  Subject to the anti-dilution adjustment provisions contained in Section 4.3 hereof, without the prior approval of the Company’s shareholders, neither the Committee nor the Board shall cause the cancellation, substitution or amendment of a Stock Option that would have the effect of reducing the exercise price of such a Stock Option previously granted under the Plan, or otherwise approve any modification to such a Stock Option that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the NASDAQ National Market or other applicable exchange or securities market.

7.             Stock Appreciation Rights.

7.1          Grant of Stock Appreciation Rights.  A Stock Appreciation Right may be granted to any Eligible Person selected by the Committee.  Stock Appreciation Rights may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic payment of the right upon a specified date or event.  Stock Appreciation Rights shall be exercisable or payable at such time or times and upon conditions as may be approved by the Committee, provided that the Committee may provide for the acceleration of or accelerate the exercisability or payment of a Stock Appreciation Right at any time.

7.2          Freestanding Stock Appreciation Rights.  A Stock Appreciation Right may be granted without any related Stock Option and may be subject to such vesting and exercisability requirements as specified by the Committee in an Award Agreement.  Such vesting and exercisability requirements may be based on the continued Service of the Participant with the Company or its Affiliates for a specified time period (or periods) or on the attainment of specified performance goals established by the Committee in its discretion.  A Stock Appreciation Right will be exercisable or payable at such time or times as determined by the Committee, provided that the maximum term of a Stock Appreciation Right shall be seven years from the Date of Grant.  The base price of a Stock Appreciation Right granted without any related Stock Option shall be determined by the Committee in its sole discretion; provided, however, that the base price per share of any such freestanding Stock Appreciation Right shall not be less than the Fair Market Value of a share of Common Stock on the Date of Grant.

7.3          Tandem Stock Option/Stock Appreciation Rights.  A Stock Appreciation Right may be granted in tandem with a Stock Option, either at the time of grant or at any time thereafter during the term of the Stock Option.  A tandem Stock Option/Stock Appreciation Right will entitle the holder to elect, as to all or any portion of the number of shares subject to such Stock Option/Stock Appreciation Right, to exercise either the Stock Option or the Stock Appreciation Right, resulting in the reduction of the corresponding number of shares subject to the right so exercised as well as the tandem right not so exercised.  A Stock Appreciation Right granted in tandem with a Stock Option hereunder shall have a base price per share equal to the per share exercise price of the Stock Option, will be vested and exercisable at the same time or times that a related Stock Option is vested and exercisable, and will expire no later than the time at which the related Stock Option expires.

7.4          Payment of Stock Appreciation Rights.  A Stock Appreciation Right will entitle the holder, upon exercise or other payment of the Stock Appreciation Right, as applicable, to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise or payment of the Stock Appreciation Right over the base price of such Stock Appreciation Right, by (ii) the number of shares as to which such Stock Appreciation Right is exercised or paid.  Subject to the requirements of Section 409A of the Code, payment of the amount determined under the foregoing may be made, as approved by the Committee and set forth in the Award Agreement, in shares of Common Stock valued at their Fair Market Value on the date of exercise or payment~~,~~ in cash, or in a combination of shares of Common Stock and cash, subject to applicable tax withholding requirements.

7.5          Post-Termination of Service Exercise Period.  The Committee shall in its discretion prescribe in an Award Agreement the period during which a vested Stock Appreciation Right may be exercised by any Participant whose Service with the Company or one of its Affiliates is terminated for any reason.

7.6           Exercise; Tax Withholding.  Subject to such terms and conditions as shall be specified in an Award Agreement, a Stock Appreciation Right may be exercised in whole or in part at any time during the term thereof by notice in the form required by the Committee. At the time of exercise, the Participant shall pay to the Company the full amount of any and all applicable withholding tax in any manner set forth in the Award Agreement or otherwise acceptable to the Committee in its discretion.

7.7           Repricing Prohibited.  Subject to the anti-dilution adjustment provisions contained in Section 4.3 hereof, without the prior approval of the Company’s shareholders neither the Committee nor the Board shall cause the cancellation, substitution or amendment of a Stock Appreciation Right that would have the effect of reducing the base price of such a Stock Appreciation Right previously granted under the Plan, or otherwise approve any modification to such a Stock Appreciation Right that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the NASDAQ National Market or other applicable exchange or securities market.

8.             Restricted Stock Awards.

8.1          Grant of Restricted Stock Awards.  A Restricted Stock Award may be granted to any Eligible Person selected by the Committee.  The Committee may require the payment by the Participant of a specified purchase price in connection with any Restricted Stock Award.

8.2           Vesting Requirements.  The restrictions imposed on shares granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement.   Such vesting requirements may be based on the continued Service of the Participant with the Company or its Affiliates for a specified time period (or periods) or on the attainment of specified performance goals established by the Committee in its discretion.  Notwithstanding the foregoing, the Committee may accelerate the vesting of, or lapse of restrictions on, a Restricted Stock Award at any time  If the vesting requirements or other applicable restrictions of a Restricted Stock Award shall not be satisfied or waived, the Award shall be forfeited and the shares of Common Stock subject to the Award shall be returned to the Company.

8.3          Restrictions.  Shares granted under any Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge, or charge until all applicable restrictions are removed or have expired.  The Committee may require in an Award Agreement that certificates representing the shares granted under a Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed, and that certificates representing the shares granted or sold under a Restricted Stock Award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired.

8.4          Rights as Shareholder.  Subject to the foregoing provisions of this Section 8 and the applicable Award Agreement, the Participant shall have all rights of a shareholder with respect to the shares granted to the Participant under a Restricted Stock Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.  The Committee may provide in an Award Agreement for the payment of dividends and distributions to the Participant at such times as paid to shareholders generally or at the times of vesting or other payment of the Restricted Stock Award.

8.5          Qualified Performance Award.  To the extent a Restricted Stock Award is designated as a Qualified Performance Award, it shall be subject to the additional provisions set forth in Section 11.

9.             Restricted Stock Unit Awards.

9.1          Grant of Restricted Stock Unit Awards.  A Restricted Stock Unit Award may be granted to any Eligible Person selected by the Committee.  The value of each stock unit under a Restricted Stock Unit Award is equal to the Fair Market Value of the Common Stock on the applicable date or time period of determination, as specified by the Committee.  A Restricted Stock Unit Award shall be subject to such restrictions and conditions as the Committee shall determine.  A Restricted Stock Unit Award may be granted together with a dividend equivalent right with respect to the shares of Common Stock subject to the Award, which may be accumulated and may be deemed reinvested in additional stock units, as determined by the Committee in its discretion.

9.2          Vesting Requirements.  On the Date of Grant, the Committee shall in its discretion determine any vesting requirements with respect to a Restricted Stock Unit Award, which shall be set forth in the Award Agreement.  Such vesting requirements may be based on the continued Service of the Participant with the Company or its Affiliates for a specified time period (or periods) or on the attainment of specified performance goals established by the Committee in its discretion.   Notwithstanding the foregoing, the Committee may accelerate the vesting of a Restricted Stock Unit Award at any time.  A Restricted Stock Unit Award may also be granted on a fully vested basis, with a deferred payment date.

9.3          Payment of Restricted Stock Unit Awards.  A Restricted Stock Unit Award shall become payable to a Participant at the time or times determined by the Committee and set forth in the Award Agreement, which may be upon or following the vesting of the Award.  Payment of a Restricted Stock Unit Award may be made, at the discretion of the Committee, in cash or in shares of Common Stock, or in a combination thereof, subject to applicable tax withholding requirements.  Any cash payment of a Restricted Stock Unit Award shall be made based upon the Fair Market Value of the Common Stock, determined on such date or over such time period as determined by the Committee.

9.4           No Rights as Shareholder.  The Participant shall not have any rights as a shareholder with respect to the shares subject to a Restricted Stock Unit Award until such time as shares of Common Stock are issued to the Participant pursuant to the terms of the Award Agreement.

9.5           Qualified Performance Award.  To the extent a Restricted Stock Unit Award is designated as a Qualified Performance Award, it shall be subject to the additional provisions set forth in Section 11.

10.           Performance Awards.

10.1        Grant of Performance Awards.  Performance Share Awards and Performance Unit Awards (collectively, “Performance Awards”) may be granted to any Eligible Person selected by the Committee.  Performance Awards shall be subject to such restrictions and conditions, as the Committee shall determine.  Unless otherwise determined by the Committee at grant, a Performance Share Award shall not be granted with a dividend equivalent right with respect to the shares of Common Stock subject to the Award.

10.2         Vesting Requirements.  On the Date of Grant, the Committee shall in its discretion determine any vesting requirements with respect to a Performance Award, which shall be set forth in the Award Agreement.  Vesting requirements shall be based on the continued Service of the Participant with the Company or its Affiliates for a specified time period (or periods) and on the attainment of specified performance goals established by the Committee in its discretion, but in no case may the service period or performance period be less than 12 months.  Notwithstanding the foregoing, the Committee may accelerate the vesting of a Performance Award at any time.  The Committee may provide that if performance relative to the performance goals exceeds targeted levels, then the number of Performance Awards earned shall be a multiple of those that would be earned for target performance.

10.3        Payment of Performance Awards.  A Performance Award shall become payable to a Participant at the time or times determined by the Committee and set forth in the Award Agreement, which may be upon or following the vesting of the Award.  Payment of a Performance Award may be made, at the discretion of the Committee, in cash or in shares of Common Stock, or in a combination thereof, subject to applicable tax withholding requirements.  Any cash payment of a Performance Award shall be made based upon the Fair Market Value of the Common Stock, determined on such date or over such time period as determined by the Committee.

10.4        No Rights as Shareholder.  The Participant shall not have any rights as a shareholder with respect to the shares subject to a Performance Share Award until such time as shares of Common Stock are issued to the Participant pursuant to the terms of the Award Agreement.

10.5        Qualified Performance Award.  To the extent a Performance Award is designated as a Qualified Performance Award, it shall be subject to the additional provisions set forth in Section 11.

11.           Qualified Performance Awards.

11.1        Designation as Qualified Performance Award.  The Committee may designate whether any Restricted Stock, Restricted Stock Unit or Performance Award granted to an employee is intended to qualify as “performance-based compensation”, within the meaning of Section 162(m) of the Code.

11.2        Performance Measures.  Any Award designated as intended to be performance-based compensation shall be, to the extent required by Section 162(m) of the Code, either  (1) conditioned upon the achievement of one or more of the following performance measures or (2) granted based upon the achievement of one or more of the following performance measures: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or net revenue growth; (iv) gross profit or gross profit growth; (v) net operating profit (before or after taxes); (vi)return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales); (vii) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (viii) earnings before or after taxes, interest, depreciation and/or amortization; (ix) gross or operating margins; (x) productivity ratios; (xi) share price (including, but not limited to, growth measures and total stockholder return); (xii) expense targets; (xiii) margins; (xiv) operating efficiency; (xv) objective measures of customer satisfaction; (xvi) working capital targets; (xvii) measures of economic value added; (xviii) inventory control; (xix) enterprise value; (xx) enrollment metrics; (xxi) retention metrics; and (xxii)graduation metrics.  Performance goals may be established on a Company-wide basis or with respect to one or more business units or divisions or Affiliates.  The targeted level or levels of performance (which may include minimum, maximum and target levels of performance) with respect to such performance measures may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.  When establishing performance goals for a performance period, the Committee may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or nonrecurring items, and the cumulative effects of accounting changes.

11.3      Additional Requirements.  Any Award that is intended to qualify as “performance-based compensation” shall also be subject to the following:

(a)           No later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (1) grant a target number of shares or units, (2) select the performance goal or goals applicable to the performance period and (3) specify the relationship between performance goals and the number of shares or units that may be earned by a Participant for such performance period.

(b)           Following the completion of each performance period, the Committee shall certify in writing, which may include a resolution of the Committee, whether the applicable performance targets have been achieved and the number of units or shares, if any, earned by a Participant for such performance period.

(c)           In determining the number of units or shares earned by a Participant for a given performance period, the Committee shall have the right to reduce (but not increase) the amount earned at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period.

12.           Stock Awards.

12.1        Grant of Stock Awards.  A Stock Award may be granted to any Eligible Person selected by the Committee.  A Stock Award may be granted for past services, in lieu of bonus or other cash compensation or for any other valid purpose as determined by the Committee.  A Stock Award granted to an Eligible Person represents shares of Common Stock that are issued without restrictions on transfer and other incidents of ownership and free of forfeiture conditions, except as otherwise provided in the Plan and the Award Agreement.  The Committee may, in connection with any Stock Award, require the payment of a specified purchase price.

12.2        Rights as Shareholder.  Subject to the foregoing provisions of this Section 12 and the applicable Award Agreement, upon the issuance of the Common Stock under a Stock Award the Participant shall have all rights of a shareholder with respect to the shares of Common Stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

13.           Change in Control.

13.1        Effect of Change in Control.  In the event of any transaction resulting in a Change in Control of the Company, outstanding stock options and other Awards that are payable in or convertible into Common Stock under this Plan will terminate upon the effective time of such Change in Control unless provision is made in connection with the transaction for the continuation or assumption of such Awards by, or for the substitution of the equivalent awards of, the surviving or successor entity or a parent thereof.  In the event of such termination, the holders of stock options and other Awards under the Plan will be permitted, immediately before the Change in Control, to exercise or convert all portions of such stock options or other Awards under the Plan that are then exercisable or convertible or which become exercisable or convertible upon or prior to the effective time of the Change in Control.  Notwithstanding anything in the Plan or an Award Agreement to the contrary, the Committee may, in its discretion, upon or in advance or contemplation of a Change in Control, accelerate the vesting, lapse of restrictions, payment or settlement of any or all Awards, in whole or in part.

14.           Forfeiture Events.

14.1        General.  The Committee may specify in an Award Agreement at the time of the Award that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or clawback upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award.  Such events may include, but shall not be limited to, violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or its Affiliates.

15.           General Provisions.

15.1        Award Agreement.  To the extent deemed necessary by the Committee, an Award under the Plan shall be evidenced by an Award Agreement in a written or electronic form approved by the Committee setting forth the number of shares of Common Stock or units subject to the Award, the exercise price, base price, or purchase price of the Award, if any, the time or times at which an Award will become vested, exercisable or payable and the term of the Award.  The Award Agreement may also set forth the effect on an Award of termination of Service under certain circumstances.  The Award Agreement shall be subject to and incorporate, by reference or otherwise, all of the applicable terms and conditions of the Plan, and may also set forth other terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of the Plan.  The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Agreement.  The Committee need not require the execution of an Award Agreement by a Participant, in which case, acceptance of the Award by the Participant shall constitute agreement by the Participant to the terms, conditions, restrictions and limitations set forth in the Plan and the Award Agreement as well as the administrative guidelines of the Company in effect from time to time.

15.2        Transferability of Awards.  Except as otherwise determined by the Committee, no Award granted under the Plan shall be transferable by a Participant otherwise than by will or the laws of descent and distribution.  Unless otherwise determined by the Committee in accord with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the Participant, only by the Participant or, during the period the Participant is under a legal disability, by the Participant’s guardian or legal representative.

15.3        Deferrals of Payment.  The Committee may in its discretion permit a Participant to defer the receipt of payment of cash or delivery of shares of Common Stock that would otherwise be due to the Participant by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award.  If any such deferral is to be permitted by the Committee, the Committee shall establish rules and procedures relating to such deferral in a manner intended to comply with the requirements of Section 409A of the Code, including, without limitation, the time when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount.

15.4        Rights as Shareholder.  A Participant shall have no rights as a holder of shares of Common Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of such securities.  Except as provided in Section 4.3 hereof, no adjustment or other provision shall be made for dividends or other shareholder rights, except to the extent that the Award Agreement provides for dividend payments or dividend equivalent rights.

15.5        Employment or Service.  Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person any right to continue in the Service of the Company or any of its Affiliates, or interfere in any way with the right of the Company or any of its Affiliates to terminate the Participant’s employment or other service relationship for any reason or for no reason at any time and whether or not such termination results in (i) the failure of any Award to vest; (ii) the forfeiture of any unvested or vested portion of any Award; and/or (iii) any other adverse effect on the individual’s interests under the Plan or an Award.

15.6        Securities Laws.  No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Common Stock may be listed, have been fully met.  As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements.  The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares.  The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the shares of Common Stock are being acquired only for investment purposes and without any current intention to sell or distribute such shares.

15.7        Tax Withholding.  The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an Award or an amount paid in satisfaction of an Award, which shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award.  The Award Agreement may specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award, which may include procedures to permit or require a Participant to satisfy such obligation in whole or in part (but only up to the statutory minimum) by having the Company withhold shares of Common Stock from the shares to which the Participant is entitled.  The number of shares to be withheld shall have a Fair Market Value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied.  Notwithstanding the foregoing, the Company, in its sole discretion, may withhold all such required taxes from any amount otherwise payable to a Participant.

15.8         Unfunded Plan.  The adoption of the Plan and any reservation of shares of Common Stock or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement.  Except upon the issuance of Common Stock pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant’s permitted transferees or estate shall have any other interest in any assets of the Company or any Affiliate by virtue of the Plan or an Award issued thereunder.  Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company’s creditors or otherwise, to discharge its obligations under the Plan.

15.9        Other Compensation and Benefit Plans.  The adoption of the Plan shall not affect any other share incentive or other compensation plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of share incentive or other compensation or benefit program for employees of the Company or any Affiliate.  The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute includable compensation for purposes of determining the amount of benefits to which a Participant is entitled under any other compensation or benefit plan or program of the Company or an Affiliate, including, without limitation, under any pension or severance benefits plan, except to the extent specifically provided by the terms of any such plan.

15.10      Plan Binding on Transferees.  The Plan shall be binding upon the Company, its Affiliates, its transferees and assigns, and the Participant, the Participant’s executor, administrator and permitted transferees and beneficiaries.

15.11      Severability.  If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

15.12      Foreign Jurisdictions.  The Committee may adopt, amend and terminate such arrangements and grant such Awards, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to comply with any tax, securities, regulatory or other laws of other jurisdictions with respect to Awards that may be subject to such laws.  The terms and conditions of such Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose.  Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of the Plan, not inconsistent with the intent of the Plan, as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose.

15.13      Substitute Awards in Corporate Transactions.  Nothing contained in the Plan shall be construed to limit the right of the Committee to grant Awards under the Plan in connection with the acquisition, whether by purchase, merger, consolidation or other corporate transaction, of the business or assets of any corporation or other entity.  Without limiting the foregoing, the Committee may grant Awards under the Plan to an employee or director of another entity who becomes an Eligible Person by reason of any such corporate transaction in substitution for awards previously granted by such entity or an affiliate of such entity to such person.  The terms and conditions of the substitute Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary or appropriate for such purpose to conform the substitute Awards to the provisions of the awards for which they are substituted.

15.14      Governing Law.  The Plan and all rights hereunder shall be subject to and interpreted in accordance with the laws of the State of Maryland, without reference to the principles of conflicts of laws, and to applicable Federal securities laws.

15.15       Section 409A of the Code.  Notwithstanding anything in the Plan or an Award Agreement to the contrary, the Committee is authorized to modify Awards, and the Board is authorized to modify or terminate the Plan, in either case without the consent of any Participant, to the extent the Committee or the Board determines to be necessary or appropriate to avoid the imposition on a Participant of additional tax or interest under Section 409A of the Code.

16.           Effective Date; Amendment and Termination.

16.1         Effective Date.  The Plan shall become effective, following its adoption by the Board upon its approval by the Company’s shareholders at the 2005 Annual Meeting of Shareholders.

16.2         Amendment of Outstanding Awards.  Except as provided in Sections 6.8 and 7.7, the Committee may modify, amend, extend or renew outstanding Awards at any time.  Notwithstanding the foregoing, except as provided in Section 15.15, no amendment or modification shall materially adversely affect any Award without the consent of the Participant or the permitted transferee of the Award.

16.3         Plan Amendment.  The Board may at any time and from time to time and in any respect, amend or modify the Plan.  The Board may seek the approval of any amendment or modification of the Plan by the Company’s shareholders to the extent it deems necessary or advisable in its discretion for purposes of compliance with Section 162(m) or Section 422 of the Code, the listing requirements of the NASDAQ National Market or other exchange or securities market or for any other purpose.  Except as provided under Section 15.15 of the Plan, no amendment or modification of the Plan shall materially adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

16.4        Termination.  The Plan shall terminate on April 25, 2015.  The Board may, in its discretion and at any earlier date, terminate the Plan.  Notwithstanding the foregoing, except as provided under Section 15.15 of the Plan, no termination of the Plan shall materially adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

LAUREATE EDUCATION, INC.

Dear Stockholder:

Please take note of the important information with this Proxy Ballot.  There are a number of issues related to the management and operation of your Company that require immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted, then sign the card, detach it and return your proxy vote in the enclosed prepaid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, June 21, 2005.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Robert W. Zentz
Secretary

PROXY
LAUREATE EDUCATION, INC.
1001 Fleet Street, Baltimore, Maryland 21202

The undersigned hereby constitutes and appoints Douglas L. Becker as Proxy for the undersigned, with full power to appoint his substitutes, and authorizes him to represent and to vote all shares of Common Stock of Laureate Education, Inc. (the “Company”) held by the undersigned as of the close of business on April 15, 2005 at the Annual Meeting of Stockholders to be held at the Courtyard Marriott – Inner Harbor, 1000 Aliceanna Street, Baltimore, Maryland 21202, on Thursday, June 21, 2005 at 9:00 a.m., local time, and at any adjournments or postponements thereof.

1. Proposal to elect the following persons as directors for the class indicated, and until their successors are duly elected and qualified:

Class II – 3 year Term Nominees:

R. Christopher Hoehn-Saric

John A. Miller

David A. Wilson

Class III – 1 year Term Nominee:

Isabel Aguilera

2.  Proposal to approve and ratify the adoption of the 2005 Stock Incentive Plan.

3.  Proposal to ratify the selection of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2005.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders and the Proxy Statement with respect thereto, and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

Please sign exactly as your name(s) appear(s) on the books of the Company.  Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature must be that of an authorized officer who should state his or her title.